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                                                                    EXHIBIT 2(a)




                                                                  EXECUTION COPY

                               AGREEMENT OF MERGER


         THIS AGREEMENT OF MERGER (this "Agreement") is entered into as of August 4, 1998, by and among ENTERPRISE SOFTWARE, INC., a Delaware corporation formerly known as IndeNet, Inc. ("Acquiror"); SOFTWARE ACQUISITION CORPORATION, a Delaware corporation ("Newco"); and REVIVE TECHNOLOGIES INCORPORATED, a Delaware corporation ("Target") and the shareholders of the Target whose names are listed at the end of this Agreement (the "Significant Target Shareholders").

                                    PREMISES:

         A. This Agreement sets forth the terms and conditions of the reorganization of Target and the Acquiror Companies through the Merger (as defined below), in which Target will be merged with and into Newco, Newco (the surviving corporation of the Merger) will continue to be a wholly owned subsidiary of Acquiror, holders of Target Stock (as defined below) will exchange their shares of Target Stock for Merger Consideration (as defined below) pursuant to conversion formulas and procedures set forth herein and each issued and outstanding share of capital stock of Newco will remain as one issued and outstanding share of capital stock of Newco, as the surviving corporation of the Merger.

         B. The respective Boards of Directors of Target, Acquiror and Newco have determined that it is in the best interests of Target, Acquiror, and Newco and their respective shareholders for Target to be merged with and into Newco upon the terms and subject to the conditions set forth in this Agreement and the Plan of Merger and in accordance with the DGCL (as defined below).

         C. The respective Boards of Directors of Target, Acquiror and Newco have adopted resolutions approving this Agreement and the Merger, and the Board of Directors of Target has resolved to recommend approval of this Agreement and the Merger to its shareholders.

         D. For federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368 of the IRC (as defined below).

         E. Target, the Significant Target Shareholders and the Acquiror Companies desire to make certain representations, warranties, and agreements in connection with the transactions contemplated herein and also to prescribe various conditions to the consummation of such transactions.

         NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, and agreements set forth herein, and intending to be legally bound hereby, the parties agree as follows:

1.       DEFINITIONS AND RULES OF CONSTRUCTION.
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         1.1. Definitions. As used in this Agreement, the following terms have the following meanings:

         "AAA" means the American Arbitration Association.

         "Accredited Investor" shall mean a Target Shareholder that has executed and delivered to Target at least five business days prior to the Closing a certificate in the form of Exhibit 2 to certify that such Target Shareholder qualifies as an "accredited investor" as defined in Rule 501 promulgated under the Exchange Act.

         "Acquiror" shall have the meaning given to it in the preamble to this Agreement.

         "Acquiror Common Stock" means the Common Stock, $.001 par value per share, of Acquiror.

         "Acquiror Company" means either Acquiror or Newco.

         "Acquiror Disclosure Schedule" means the disclosure schedule delivered to Target by the Acquiror Companies prior to the execution of this Agreement.

         "Acquiror Preferred Stock" means the Preferred Stock, $.0001 par value per share, of Acquiror.

         "Acquiror SEC Documents" means the following documents heretofore filed with or furnished to the SEC by Acquiror (including, in each case, all documents incorporated by reference therein): (a) Annual Report on Form 10-KSB for the fiscal year ended March 31, 1998 and all amendments thereto; and (b) Quarterly Reports on Form 10-Q/A for the fiscal quarters ended June 30, 1997, September 30, 1997 and December 31, 1997.

         "Acquiror Stock" means the Acquiror Common Stock and the Acquiror Preferred Stock.

         "Agreement" means this Agreement of Merger, as the same may from time to time be amended or supplemented.

         "Applicable Contract" means any Contract (a) under which Target has or may acquire any rights, (b) under which Target has or may become subject to any obligation or liability, or (c) by which Target or any of the assets owned or used by it is or may become bound.

         "Assignments of Employment Agreements" means, collectively, Assignments of Employment Agreements among each of the following Persons, Target and Newco, in the form of Exhibit 3: Anthony J. Bonidy, Joseph J. Porfeli, Donald E. Currie, Glenn L. Crilley and Michael H. Poore.

         "Assignments of Noncompete, Nondisclosure and Assignment of Inventions Agreements" means, collectively, Assignments of Noncompete, Nondisclosure and Assignment of Inventions Agreements among Target, Newco and each of the employees of Target listed on Part 4.1.21 of the Target Disclosure Schedule, in the form of Exhibit 4.

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         "Best Efforts" means the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible; provided, however, that an obligation to use Best Efforts under this Agreement does not require the Person subject to that obligation to take actions that would result in a materially adverse change in the benefits to such Person of this Agreement and the Contemplated Transactions.

         "Breach" means a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

         "Cash Component"-- as defined in Section 2.3(b).

         "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 et seq.

         "Certificate of Merger" means a certificate of merger with respect to the Merger, to be filed with the Secretary of State for the State of Delaware and the Recorder of Deeds of the County in Delaware in which the registered office of Newco is located, in accordance with the DGCL.

         "Certificates" means share certificates representing Target Stock.

         "Closing" means the consummation of the transactions which this Agreement provides are to occur on the Closing Date.

         "Closing Balance Sheet" is defined in Section 2.3(c).

         "Closing Date" is defined in Section 3.1.

         "Consent" means any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

         "Contemplated Transactions" means the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

         "Contract" means any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

         "Damages"--as defined in Section 9.2.

         "Deal Expenses" means the aggregate of (i) the amount of actual legal and accounting fees incurred by Target in connection with preparing for and consummating the Contemplated Transactions and (ii) all amounts payable by Target to Spencer Trask Securities, Incorporated for



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brokerage or finders' fees or commissions, or termination of agreements, in connection with this Agreement and the consummation of the Merger, as determined pursuant to Section 2.6(b) of this Agreement.

         "DGCL" means the General Corporation Law of the State of Delaware, as amended.

         "Effective Time" is defined in Section 2.4.

         "Encumbrance" means any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

         "Environment" means soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

         "Environmental, Health, and Safety Liabilities" means any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

                  (a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

                  (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

                  (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

                  (d) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law.

The terms "removal," "remedial," and "response action," include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq., as amended ("CERCLA").

         "Environmental Law" means any Legal Requirement that requires or relates to:

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                  (a) advising appropriate authorities, employees, and the
         public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

                  (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

                  (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

                  (d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

                  (e) protecting resources, species, or ecological amenities;

                  (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

                  (g) cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or

                  (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

         "ERISA" means the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "Escrow Agreement" means an Escrow Agreement in a form mutually agreeable to Acquiror and Target providing for the escrow at the Closing of the portion of the Merger Consideration constituting the Escrow Amount.

         "Exchange Act" means the Securities Exchange Act of 1934 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "Facilities" means any real property, leaseholds, or other interests currently or formerly owned or operated by Target or its Subsidiaries and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) currently or formerly owned or operated by Target or its Subsidiaries.

         "GAAP" means generally accepted accounting principles consistently applied.

         "Governmental Authorization" means any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.


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         "Governmental Body" means any:

                  (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

                  (b) federal, state, local, municipal, foreign, or other government;

                  (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

                  (d)      multi-national organization or body; or

                  (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

         "Hazardous Activity" means the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value of the Facilities or the Target or its Subsidiaries.

         "Hazardous Materials" means any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

         "Information" means and includes any and all information, whether printed, written, oral, photographic, or otherwise, which is or has been provided by one party to this Agreement to the other party to this Agreement, its representatives or agents or to which one party to this Agreement is provided access, regardless of form and whether or not marked as confidential or proprietary.

         "IRC" means the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

         "IRS" means the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

         "Knowledge"--an individual will be deemed to have "Knowledge" of a particular fact or other matter if:

                  (a) such individual is actually aware of such fact or other matter; or

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                  (b) such individual should reasonably have been aware of such fact or other matter.

         A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

         "Legal Requirement" means any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

         "Material Adverse Effect" (whether or not capitalized), when used with respect to a specified Person, means a material adverse effect on either (a) the business, assets, liabilities, results of operations, condition (financial or otherwise), or prospects of such person (and its Subsidiaries, if any) taken as a whole, or (b) the ability of any of such person to perform its obligations hereunder or to consummate the Contemplated Transactions.

         "Merger" means the merger of Target with and into Newco pursuant to this Agreement.

         "Merger Consideration" means any one or more of the following: (a) the Merger Securities and (b) the Cash Component.

         "Merger Securities"-- as defined in Section 2.3(b).

         "Newco" means Software Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Acquiror.

         "Newco Stock" means the Common Stock, $.001 par value per share, of Newco.

         "Occupational Safety and Health Law" means any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

         "Order" means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

         "Ordinary Course of Business"--an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

                  (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

                  (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and

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                  (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

         "Organizational Documents" means: (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

         "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

         "Preference Specification"-- as defined in Section 2.3(b).

         "Proceeding" means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

         "RCRA" means the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901 et seq.

         "Registration Statement" means a Registration Statement on Form S-1 or S-3 to be filed with the SEC pursuant to the Securities Act by Acquiror with respect to the Merger Securities.

         "Related Person" means, with respect to a particular individual:

                  (a)      each other member of such individual's Family;

                  (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

                  (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

                  (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

         With respect to a specified Person other than an individual:

                  (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;


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

                  (b) any Person that holds a Material Interest in such specified Person;

                  (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

                  (d) any Person in which such specified Person holds a Material Interest;

                  (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

                  (f) any Related Person of any individual described in clause
         (b) or (c).

         For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse and former spouses,
(iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 5% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 5% of the outstanding equity securities or equity interests in a Person.

         "Release" means any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

         "Representative" means, with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

         "Requisite Regulatory Approvals" means all authorizations, consents, orders, or approvals of, all declarations or filings with, and the expiration or early termination of all waiting periods by, any Governmental Entity which are prescribed by law as necessary for the consummation of the Merger and the other transactions contemplated hereby, other than the filing of the Certificate of Merger.

         "Returns" means all returns, declarations, reports, statements, claims for refund, information returns or statements relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "Significant Target Shareholders" means the shareholders of the Target whose names are listed at the end of this Agreement.

         "Subsidiary" means, with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that



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corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries.

         "Surviving Corporation" means Newco as the surviving corporation of the Merger.

         "Takeover Proposal" means any tender or exchange offer, proposal for a merger, consolidation, or other business combination involving Target, or any proposal or offer to acquire in any manner 51 percent or more of any class of Target's capital stock or 51 percent or more of Target's assets, other than the transactions contemplated by this Agreement.

         "Target" means REVIVE Technologies Incorporated, a Delaware corporation.

         "Target Disclosure Schedule" means the disclosure schedule to be delivered to the Acquiror Companies by Target pursuant to Section 5.1.7.

         "Target Financial Statements" means: (a) the balance sheet as of March 31, 1996, 1997 and 1998, the related statements of operations, shareholders' investments, and cash flows of Target for the years ended March 31, 1996, 1997 and 1998, the notes thereto and the audit reports prepared in connection therewith by its independent certified public accountants; (b) the balance sheet as of June 30, 1998, the related statements of operations, shareholders' investment, and cash flows of Target for the period from April 1, 1998 to June 30, 1998, and the notes thereto; and (c) the Closing Balance Sheet.

         "Target Shareholder" mean a Person who is a beneficial owner of Target Stock as of the Closing Date.

         "Target Shareholder Meeting" means a meeting of Target's shareholders to be held for the purpose of voting upon the approval of this Agreement and the Merger.

         "Target Stock" means the Common Stock, $0.01 par value per share, of Target.

         "Tax Return" means any return (including any information return), declaration, report, statement, claim for refund, schedule, notice, form, or other document or information relating to Taxes, including any schedule or attachment thereto and including any amendment thereof, filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

         "Taxes" means all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, unemployment and payroll related, excise, severance, stamp, occupation, premium, property, personal property, disability, registration, alternative or add on minimum, estimated, or windfall profits taxes, customs, duties, or any other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto whether disputed or not.


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         "Threat of Release" means a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

         "Threatened"--a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

         "Violation" means, with respect to any document, any event or condition which conflicts with, gives rise to or results in any violation of or default (with or without notice or lapse of time, or both) under, or gives rise to a right of termination, cancellation, or acceleration of any obligation or the loss of a material benefit under, or the creation of an Encumbrance on assets pursuant to, any provision of such document.

         "Voting Debt" means bonds, debentures, notes, or other indebtedness the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the shareholders of the issuer thereof on any matter.

         1.2. Plurals. Any defined term used in this Agreement in the plural form shall be deemed to include all members of the relevant class.

         1.3. Gender. Any masculine, feminine, or neuter word or term used in this Agreement shall be deemed also to include the other genders.

2.       THE MERGER AND RELATED TRANSACTIONS.

         2.1. Effective Time. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date the Certificate of Merger shall be duly prepared, executed, and acknowledged by the Surviving Corporation and thereafter delivered for filing to the Secretary of State for the State of Delaware and the Recorder of Deeds of the County in Delaware in which the registered office of which the Surviving Corporation is located, as provided in the DGCL. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such time thereafter as Acquiror, the Target and the Surviving Corporation may agree in writing to provide in the Certificate of Merger (the "Effective Time").

         2.2.     Effects of the Merger.

                  (a)      At the Effective Time,

                           (i) the separate existence of Target shall cease and
it shall be merged with and into Newco, which shall be the Surviving Corporation of the Merger;

                           (ii) the Certificate of Incorporation of Newco, as in
effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation



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


but amended to change the name of Newco to "REVIVE Technologies Incorporated" and as it may be further amended in accordance with the provisions thereof and the DGCL;

                           (iii) the Bylaws of Newco, as in effect immediately
prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until amended in accordance with the provisions thereof and the DGCL; and

                           (iv) the officers and directors of Newco shall be and
remain the officers and directors of the Surviving Corporation until their respective successors shall have been duly appointed or elected or until earlier death, resignation or removal.

                  (b) At and after the Effective Time, the Merger will have the effects set forth in Sections 259 and 261 of the DGCL.

         2.3. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Target Stock or Newco Stock:

                  (a) Cancellation of Treasury Stock and Target-Owned Stock.

                           (i) All shares of Target Stock that are owned by
Target as treasury stock shall be canceled and retired and shall cease to exist and no Merger Consideration shall be delivered in exchange therefor.

                           (ii) All shares of Acquiror Stock that are owned by
Target shall become treasury stock of Acquiror.

                  (b) Conversion of Target Stock. Subject to Section 2.5(e), the shares of Target Stock (other than shares to be canceled and retired in accordance with Section 2.3(a) and shares held by any holder who shall have perfected such holder's appraisal rights under the DGCL) issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive Eight Hundred Ninety Three Thousand Five Hundred (893,500) shares of Acquiror Common Stock (the "Merger Securities") and cash consideration equal to
(i) the product of $2.00 multiplied by the difference between the number of issued and outstanding shares of Target Stock on the Closing Date and 5,361,000,
(ii) less Deal Expenses of $700,000, (iii) plus $0.18 multiplied by the number of canceled options and warrants entitled to receive Cash Out Amount pursuant to
Section 2.6(a). In connection with seeking approval of this Agreement and the Merger from the Target Shareholders, the Target shall ask each Target Shareholder to specify such Target Shareholder's preference for the Merger Securities and Cash Component to be received in consideration of such Target Shareholder's Target Stock (the "Preference Specification"). The Preference Specification shall (i) be in the form attached as Exhibit 1, (ii) be delivered by the Target to the Target Shareholders with the notice of the Target Shareholder Meeting, (iii) provide for each Target Shareholder to designate such Target Shareholder's preference for the Merger Consideration payable to such Target Shareholder to be allocated between Merger Securities and Cash Component, and (iv) provide that the Preference Specification must be delivered to the Target not less than three business days prior to the Closing to be effective. In the event that an effective and fully completed Preference Specification for any Target Shareholder is not received by the Target by such date, such Target Shareholder shall be entitled to receive Merger Consideration allocated to Merger Securities and

Cash Component in proportion to the amount of Merger Securities and Cash Component remaining after taking into account all effective and fully completed Preference Specifications. Notwithstanding any Preference Specification, the Merger Consideration shall consist of, and the Target Shareholders shall receive, 893,500 shares of Acquiror Common Stock plus the Cash Component. In the event the Preference Specifications, in the aggregate, specify less than 893,500, then the difference between 893,500 and the amount so specified shall be allocated to each Target Shareholder that is an Accredited Investors in proportion to the percentage of the issued and outstanding Target Stock owned by such Target Shareholder. In addition, if necessary to preserve the tax-free status of the Merger under Section 368(a) of the IRC, Target shall prorate the Merger Securities and the Cash Component among the Target Shareholders; provided, however, that only Target Shareholders that are Accredited Investors shall be allocated Merger Securities. All shares of Target Stock converted into Merger Consideration pursuant to this Section shall automatically cease to be outstanding, be canceled and retired and shall cease to exist. Certificates previously representing shares of Target Stock shall be exchanged for certificates representing whole shares of Acquiror Common Stock and cash in lieu of fractional shares issued in consideration therefor upon the surrender of such Certificates in accordance with Section 2.5 without any interest thereon.

                  (c) Adjustment of Merger Consideration. The Merger Consideration shall be adjusted downward on a dollar for dollar basis to the extent that shareholders' equity of the Target as reflected on the Closing Balance Sheet, reduced by the aggregate amount of consideration received by Target for exercise of options and warrants following the date of this Agreement, is less than $98,800. Such adjustment shall be made first from the Excess Deal Expenses (as defined in Section 2.6(b), and then by reducing the Merger Securities and the Cash Component in proportion to their respective percentages of the Merger Consideration, with each share of Acquiror Common Stock valued at the closing price of Acquiror Common Stock on NASDAQ on the date immediately preceding the Closing Date. As soon as practicable, but not later than five business days prior to the Closing Date, the Target shall prepare and deliver to Acquiror a good faith estimate of the balance sheet of the Target as of the Closing Date (the "Closing Balance Sheet"), together with a certificate of the President of Target certifying that the Closing Balance Sheet is true and correct in all material respects and has been prepared in accordance with GAAP. The Closing Balance Sheet shall be prepared in accordance with GAAP. Acquiror shall have three business days from receipt of the Closing Balance Sheet to deliver a written notice of disagreement ("Notice of Disagreement"). During such period, the Target shall make the books and accounting records of the Target (including work papers) and appropriate Target accounting personnel reasonably available to Acquiror. Any such Notice of Disagreement shall specify in reasonable detail the nature of any disagreement so asserted. If no Notice of Disagreement is delivered within such five day period, the Closing Balance Sheet shall become final and binding upon Acquiror and the Target. Following delivery of a Notice of Disagreement, the parties shall attempt to resolve any differences which they may have with respect to any matter specified in the Notice of Disagreement. If prior to the scheduled Closing Date, the parties fail to reach a written agreement with respect to all such matters, then all such matters as specified in the Notice of Disagreement as to which such written agreement has not been reached (the "Disputed Matters") shall be submitted to and reviewed by an arbitrator (the "Arbitrator"), who shall be an audit partner of any of the "big five" accounting firms (other than KPMG Peat Marwick LLP or Arthur Andersen LLP) selected by Acquiror's and Target's representatives at their respective independent accounting firms. The Arbitrator shall act promptly (in no event to exceed 20 days) to resolve all Disputed Matters and his or her decision with respect to all Disputed Matters shall be final and binding upon Acquiror and the Target. The fees and expenses of the Arbitrator incurred in resolving the Disputed Matters shall be borne equally by Acquiror and the Target (with the Target's portion of the fees and expenses being a further adjustment to the Merger Consideration (reducing the Merger Securities and the Cash Component in proportion to their respective percentages of the Merger Consideration, with each share of Acquiror Common Stock valued at the closing price of Acquiror Common Stock on NASDAQ on the date immediately preceding the Closing Date). The Closing Date shall be postponed until all Disputed Matters have been resolved by the Arbitrator or waived in writing by the parties.

                  (d) No Change in Newco Stock. Each issued and outstanding share of Newco Stock shall be and remain as one issued and outstanding share of Common Stock of the Surviving Corporation. The Merger Consideration payable with respect to each share of Target Stock shall be adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Acquiror Common Stock or Target Stock), reorganization, recapitalization or other like change with respect to Acquiror Common Stock or Target Stock, as appropriate, occurring after the date hereof and prior to the Effective Time.

         2.4. Escrow Amount. At the Closing, as security for the general obligations of Target and the Significant Target Shareholders under this Agreement, the lesser of (i) an amount of Merger Consideration having a value of 10% of the value of the total Merger Consideration (with each share of Acquiror Common Stock valued for this purpose at the closing price of Acquiror Common Stock on the NASDAQ on the day immediately preceding the Closing Date) and (ii) the amount calculated by part (i) of this Section, reducing the Merger Securities held in escrow by an amount necessary for the total value of the shares of Acquiror Common Stock included in the Merger Securities, less the total value of all shares of Acquiror Common Stock included in the Escrow Account, to be equal to the sum of: (x) the Cash Component, plus (y) the aggregate amount of Cash Out Amounts and Deal Expenses payable at the Closing, plus (z) the total value of shares of Acquiror Common Stock included in the Escrow Account (collectively, the "Escrow Amount") shall be delivered by Acquiror (on behalf of the Significant Target Shareholders, allocable to each of them on a pro rata basis compared with the value of Merger Consideration payable to each of them in connection with the Merger) to NBD Bank, as escrow agent (the "Escrow Agent"), to be deposited and held in and released from escrow pursuant to the Escrow Agreement to be entered into at the Closing, and shall be deposited and held in escrow pursuant to the provisions of the Escrow Agreement until May 31, 1999. Subject to the foregoing, the mix of Merger Securities and Cash Component in the Escrow Account shall be identical to the mix of Merger Securities and Cash Component payable to the Significant Target Shareholders, in the aggregate, in connection with the Merger, or as Acquiror and each Significant Target Shareholder shall otherwise agree. For purposes of this Section, each share of Acquiror Common Stock shall be deemed to have a value equal to the closing price of Acquiror Common Stock on the NASDAQ on the day immediately preceding the Closing Date.

         2.5. Exchange of Certificates.

                  (a) Exchange Agent. As of the Effective Time, Acquiror shall deposit, or shall cause to be deposited, with NBD Bank, or such other bank or trust company acceptable to the parties (the "Exchange Agent"), for the benefit of the holders of the Target Stock, for exchange in accordance with this Article 2, (i) certificates representing the shares of Acquiror Common Stock issuable pursuant to Section 2.3 in exchange for outstanding shares of Target Stock and
(ii) cash in an aggregate amount sufficient to pay (x) the Cash Component of the Merger Consideration and (y) for fractional shares pursuant to Section 2.5(e), less the Escrow Amount (the shares and cash so deposited, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"). Any interest, dividends or other income earned on the investment of cash or other property (not including Acquiror Common Stock) held in the Exchange Fund shall be for the account of and payable to Acquiror. All costs of the Exchange Agent shall be borne by Acquiror.

                  (b) Exchange Procedures. Promptly after the Effective Time, Acquiror shall cause the Exchange Agent to mail to each holder of record of Target Stock (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Acquiror may reasonably specify, (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Acquiror Common Stock and cash in lieu of fractional shares, (iii) the Lock-up Letter, and (iv) such other documentation as is customary for transactions of this type. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal and lock-up letter, both of which shall be duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (A) a certificate representing that number of whole shares of Acquiror Common Stock which such holder has the right to receive pursuant to Section 2.3 in respect of the shares of Target Stock formerly evidenced by such Certificate, less, if the holder is a Significant Target Shareholder, such Significant Target Shareholder's proportionate amount of the Acquiror Common Stock included in the Escrow Account (B) any dividends or other distributions to which such holder is entitled pursuant to Section 2.5(c), and (C) cash in respect of the Cash Component of the Merger Consideration and of fractional shares as provided in Sections 2.3(c) and 2.5(e) hereof, less, if the holder is a Significant Target Shareholder, such Significant Target Shareholder's proportionate amount of the cash included in the Escrow Amount (which cash portion shall be disbursed by wire transfer upon receipt by the Exchange Agent of the documents described above and appropriate wire transfer instructions from a Target Shareholder) and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on the cash in lieu of fractional shares or unpaid dividends and distributions, if any, payable to holders of Certificates. Except as otherwise provided in the next sentence, no transfer taxes shall be payable by any holder of a Certificate in respect of the issuance of a certificate representing the Acquiror Common Stock pursuant to this Agreement. In the event of a transfer of ownership of Target Stock which is not registered in the transfer records of the Target as of the Effective Time, a certificate representing the proper number of shares of Acquiror Common Stock, together with any dividends and distributions, and cash in respect of the Cash Component of the Merger Consideration and of fractional shares, may be issued and paid to such a transferee if the Certificate representing such shares of Target Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer pursuant to this Section 2.5(b) and by evidence that any applicable stock transfer taxes have been paid. Until so surrendered, each outstanding Certificate that, prior to the Effective

Time, represented Target Stock, will be deemed from and after the Effective Time, for all corporate purposes, other than the exercise of voting rights and the payment of dividends and subject to Section 2.3(a), to evidence the ownership of the number of full shares of Acquiror Common Stock into which such shares of Target Stock shall have been so converted.

                  (c) Distributions with Respect to Unexchanged Shares; Voting. No dividends or other distributions declared or made after the Effective Time with respect to Acquiror Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to Target Stock until the holder of such Certificate shall surrender such Certificate for exchange in accordance with this Section 2.5. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Acquiror Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Acquiror Common Stock and not paid.

                  (d) Transfers. After the Effective Time, the stock transfer books of the Target shall be closed, and there shall be no further registration of transfers of Target Stock thereafter on the records of the Target. If after the Effective Time, certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for Merger Consideration deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Article 2.

                  (e) Fractional Shares. No fractional shares of Acquiror Common Stock shall be issued in connection with the Merger, and such fractional share interests will not entitle the owner thereof to vote or to any other rights as a shareholder of Acquiror. In lieu of the issuance of any fractional share of Acquiror Common Stock pursuant to Section 2.3(b), each holder of Target Stock upon surrender of a Certificate for exchange shall be paid an amount in cash (without interest), rounded up to the nearest cent, determined by multiplying
(i) the closing price of Acquiror Common Stock on NASDAQ the date immediately preceding the Closing Date, by (ii) the fractional interest to which such holder would otherwise be entitled (after taking into account all shares of Target Stock then held of record by such holder).

                  (f) Termination of Exchange Fund. Any portion of the Exchange Fund (including the proceeds of any investments thereof and any Acquiror Common Stock) that remains unclaimed by the Target Shareholders for six months after the Effective Time shall be delivered to Acquiror, upon demand, and thereafter such holders of Target Stock who have not theretofore complied with this Section
2.5 shall be entitled to look only to Acquiror for payment of the Merger Consideration to which they are entitled pursuant hereto, without interest thereon. Notwithstanding the foregoing, none of Acquiror, the Exchange Agent or any other person shall be liable to any former holder of shares of Target Stock for any Merger Consideration delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                  (g) Withholding Rights. Acquiror or Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Target Stock such amounts as Acquiror or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the IRC, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Acquiror or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Acquiror Common Stock in respect of which such deduction and withholding was made by Acquiror or the Exchange Agent.

                  (h) Lost Certificate(s). In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Acquiror, the posting by such person of a bond in such amount as Acquiror may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

         2.6.     Other Payments At Closing.

                  (a) Payments to Option and Warrant Holders. Target and the Significant Target Shareholders represent and warrant to Acquiror and the Surviving Corporation that, at the time of the execution of this Agreement, the Target has outstanding (i) 700,000 warrants, each of which permits the holder thereof to purchase one (1) share of Target Stock for an exercise price of $1.00, and (ii) 616,211 options, which presently permit or will permit the holders thereof to purchase one (1) share of Target Stock for the exercise price applicable to such option, the aggregate exercise price for all of such options being equal to $249,808. The Target and the Significant Target Shareholders further represent and warrant to Acquiror and the Surviving Corporation that, immediately prior to the Closing, none of such warrants and options shall be outstanding, either because they shall have been exercised or because the Target shall have entered into an agreement (each, a "Cancellation Agreement") with such holders pursuant to which each such option and warrant is canceled in exchange for receipt by the holder thereof of cash equal to the difference between $1.82 and the exercise price of such option or warrant (each, a "Cash Out Amount"). At the Closing, Target shall deliver to Acquiror duly executed copies of each Cancellation Agreement, along with a statement setting forth the aggregate Cash Out Amount payable to each former option or warrant holder pursuant to each Cancellation Agreement. Upon receipt of such Cancellation Agreements, at the Closing either Acquiror or a third party designated by Acquiror as its payment agent for this purpose shall pay to each former option or warrant holder with respect to which Acquiror has received a duly executed Cancellation Agreement, the Cash Out Amount payable to such former option or warrant holder, either by wire transfer of immediately available funds or by Acquiror check. Acquiror or its designee shall be entitled to deduct and withhold from the aggregate Cash Out Amount otherwise payable pursuant to this Section to any former option or warrant holder such amounts as Acquiror or its designee is required to deduct and withhold with respect to the making of such payment under the IRC, or any provision of state, local or foreign tax law, which payment shall be made to the applicable tax authority on behalf of the former option holder or warrant holder. To the extent that amounts are so withheld by Acquiror or its designee, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former option or warrant holder in respect of which such deduction and withholding was made by Acquiror or its designee.

                  (b) Deal Expenses. At the Closing: (i) Morgan, Lewis & Bockius LLP and Arthur Andersen LLP will each deliver to Acquiror and Target written invoices setting forth in reasonable detail the fees and expenses owed by the Target to each of them in connection with the preparation for, and consummation of, the Contemplated Transactions and (ii) Spencer Trask Securities, Incorporated shall deliver to Acquiror and Target a written statement of the amount payable by Target for brokerage or finders' fees or commissions, and for termination of agreements, in connection with this Agreement and the consummation of the Merger. Upon receipt of such invoices and statements, at the Closing Acquiror shall pay to each of Morgan, Lewis & Bockius LLP, Arthur Andersen LLP and Spencer Trask Securities, Incorporated, by wire transfer of immediately available funds to accounts specified by each of them, the amount owed by Target to each of them as evidenced by such invoices and statements. In the event Deal Expenses are less than $700,000, the excess of $700,000 over Deal Expenses shall be retained by the Exchange Agent until May 31, 1999 for the benefit of the Target Shareholders and the former optionholders and warrantholders receiving Cash Out Amount (such amount being referred to herein as the "Excess Deal Expenses") for use at the Closing to satisfy any Closing adjustments, including but not limited any amount required to be paid pursuant to Section 2.3(c). Upon the satisfaction of all such Closing adjustments, any remaining amount of Excess Deal Expenses shall continue to be held by the Exchange Agent, for the benefit of the Target Shareholders and the former optionholders and warrantholders receiving Cash Out Amount, to cover any post-closing adjustments or any expenses relating to any claim asserted against any of the Significant Target Shareholders for indemnification pursuant to this Agreement. Any amount of Excess Deal Expenses remaining after all of the foregoing adjustments shall be distributed, on May 31, 1999, pro rata to the Target Shareholders and the former optionholders and warrantholders receiving Cash Out Amount. In the event Deal Expenses are greater than $700,000, the Merger Consideration shall be reduced by the difference between the Deal Expenses and $700,000, such reduction to be made by reducing the Merger Securities and the Cash Component in proportion to their respective percentages of the Merger Consideration, with each share of Acquiror Common Stock valued at the closing price of Acquiror Common Stock on the date immediately preceding the Closing Date.

                  (c) Payoff of Outstanding Notes. At the Closing, Acquiror shall pay to each Person identified on the attached Schedule 2.6(c), in immediately available funds to the accounts specified by each of them in writing prior to the Closing, the amounts required to pay off the outstanding principal and interest on the promissory notes identified opposite each of their respective names of such Schedule, which amounts shall be reflected on the Closing Balance Sheet. In connection with Acquiror making such payments, the Significant Target Shareholders agree to use their respective Best Efforts to obtain a written acknowledgement from each such Person that such promissory notes are paid in full and terminated in their entirety. Notwithstanding the foregoing, under no circumstances shall Acquiror be required to pay such Persons more than $400,000.00, plus accrued but unpaid interest on such promissory notes, pursuant to this Section 2.6(c).

         2.7. Target Shareholder Meeting. Target will, through its Board of Directors, recommend to its shareholders approval of this Agreement and the Merger (unless, in the written opinion of Target's independent counsel, such recommendation is not consistent with the fiduciary duties of Target's Board of Directors). Target shall take all steps necessary to duly call, give notice of, convene, and hold the Target Shareholder Meeting as soon as is reasonable following the date on which this Agreement is signed. In no event, however, shall Target shall distribute proxy materials to its shareholders until the date on which the parties give the Mutual Press Release, as described in Section 10.2 hereof.

         2.8. Newco Shareholder Action. Prior to the Effective Time, Acquiror, as the sole shareholder of Newco, shall take all action proper or convenient for the consummation of the Merger by Newco.

         2.9. Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the IRC. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

3.       THE CLOSING.

         3.1. Closing Date. Subject to the terms and conditions hereof, the Closing will take place at 10:00 a.m., Detroit, Michigan time, as soon as possible following approval of the Target Shareholders, as set forth in Section
2.7 hereof, and the receipt of other required consents and the expiration of any required notice periods, or such other time, date and place as the parties may mutually agree to in writing (the "Closing Date"), at the offices of Miller, Canfield, Paddock and Stone, P.L.C., Detroit, Michigan. All transactions occurring and all documents executed and/or delivered at the Closing shall be deemed to occur simultaneously, and no transaction shall be deemed to have occurred and no document shall be deemed to have been executed or delivered unless all transactions shall have occurred and all such documents shall have been executed and delivered.

         3.2. Further Assurances. From time to time subsequent to the Closing Date, each party to this Agreement shall at the request of another party to this Agreement execute and deliver such additional documents, instruments, certifications, papers, and other assurances as may be requested by such party as necessary, appropriate, convenient, useful, or desirable to effectively carry out the intent of this Agreement.

4.       REPRESENTATIONS AND WARRANTIES.

         4.1. Representations and Warranties of Target. Target and the Significant Target Shareholders, jointly and severally, hereby represent, warrant and agree, as of the date of this Agreement and as of the Closing Date, as follows, each of which shall be deemed to be independently material and to have been relied upon by the Acquiror Companies:

                  4.1.1.  Organization and Good Standing.

                  (a) Part 4.1.1 of the Target Disclosure Schedule contains a complete and accurate list for Target of its name, its jurisdiction of incorporation, and any other jurisdictions in which it is authorized to do business. Target is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, has all requisite power and authority (corporate and other) to own, lease and operate the properties and assets that it purports to own or use, to conduct its business as it is now being conducted, and to perform all its obligations under Applicable

         Contracts. Target is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction listed in Part 4.1.1 of the Target Disclosure Schedule, which constitute each state or other jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary. Except as set forth in
         Part 4.1.1 of the Target Disclosure Schedule, the Target has not used or assumed any other name in connection with its business during the past five years.

                  (b) Target has delivered to Acquiror copies of its Organizational Documents, as currently in effect.

                  4.1.2. Capital Structure. The authorized equity securities of Target consist of 20,000,000 shares of Target Stock, of which 7,854,534 shares are issued and outstanding, and 1,000,000 shares of preferred stock, $0.01 par value per share, of which no shares are issued and outstanding. All outstanding shares of Target Stock have been duly authorized and validly issued and are fully paid and nonassessable. The Target Shareholders set forth in Part 4.1.2 of the Target Disclosure Schedule own of record and beneficially 100% of the outstanding capital stock of the Target in the respective amounts set forth in Part 4.1.2 of the Target Disclosure Schedule. Except as set forth on Part 4.1.2 of the Target Disclosure Schedule, there are no outstanding options, rights, warrants or other commitments entitling any Person to purchase or otherwise subscribe for or acquire any shares of capital stock of the Target, nor is there presently outstanding any security convertible into or exchangeable for shares of capital stock of the Target, nor has the Target or any Significant Target Shareholder entered into any agreement with respect to any of the foregoing. Immediately prior to the Closing, there will be no outstanding options, rights, warrants or other commitments entitling any Person to purchase or otherwise subscribe for or acquire any shares of capital stock of Target.

                  4.1.3. Subsidiaries. The Target has no, nor has it ever had any, Subsidiaries and does not own, nor has it ever owned, directly or indirectly, any interest or investment in any other Person whatsoever.

                  4.1.4. Title and Authorization Relative to this Agreement. Each Target Shareholder is the absolute owner of the Target Stock as described in Part 4.1.2 of the Target Disclosure Schedule, free, clear and discharged of and from any and all Encumbrances, and each Significant Target Shareholder has the full right, power and authority to execute and deliver this Agreement and the documents and instruments to be executed and delivered by them pursuant hereto and to perform his or her obligations hereunder and thereunder. Target has all requisite corporate power and authority to enter into this Agreement and, subject to approval of this Agreement by the Target Shareholders, to consummate the transactions contemplated hereby and thereby and subject to the state law rights given to shareholders to exercise their dissenter's rights in connection with mergers. No approval or adoption of Target Shareholders is required to consummate the Merger and the other transactions contemplated hereby other than as specifically set forth in Section 7.1.1. This Agreement and the documents and instruments to be executed and delivered pursuant hereto are and will be duly executed and delivered by the Target and the Significant Target Shareholders and are and will be the legal, valid and binding obligations of the Target and the Significant Target Shareholders, enforceable against each of them in accordance with their terms, except to the extent to which enforcement may be limited by bankruptcy, insolvency, moratorium or similar laws relating to the enforcement of creditors rights and by general principles of equity (regardless of whether brought in an action at law, in equity, or otherwise).

                  4.1.5.  Consents and Approvals; No Violation.

                  (a) Except as set forth in Part 4.1.5(a) of the Target Disclosure Schedule, neither the execution and delivery of this Agreement by Target or the Significant Target Shareholders nor the consummation or performance by Target or the Target Shareholders of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

                         (i) be, give rise to, or result in any Violation of any
                    provision of the Organizational Documents of Target;

                         (ii) be, give rise to, or result in any Violation of,
                    or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement applicable to Target or any Order to which Target, any Target Shareholder or any of the assets owned or used by Target, may be subject; or

                         (iii) subject to obtaining or making the Consents and
                    filings referred to in paragraph (b) below, be, give rise to, or result in any Violation of, or require the consent of any other Person that is a party to any Applicable Contract.

                  (b) Except as set forth in Part 4.1.5(b) of the Target Disclosure Schedule, neither Target nor any Target Shareholder will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions, except for: (i) the filing of the Certificate of Merger with the Secretary of State for the State of Delaware and the Recorder of Deeds of the County in Delaware in which the registered office in which the Surviving Corporation is located; and (ii) the filing of appropriate documents with the relevant Governmental Bodies of other states in which Target is qualified to do business.

                  (c) Except as set forth in Part 4.1.5(c) of the Target Disclosure Schedule, each Target Shareholder entitled to receive Merger Securities pursuant to this Agreement will acquire such Merger Securities for their own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act. Each Significant Target Shareholder understands that the Merger Securities have not been registered under the Securities Act for purposes of the Contemplated Transactions. Absent an applicable exemption, no Target Shareholder will make any distribution of any of the Merger Securities without such registration and registration or qualification under any state securities laws which may be applicable. Except as set forth in Part 4.1.5(c) of the Target Disclosure Schedule, each Target Shareholder is an Accredited Investor.

                  4.1.6. Target Financial Statements. Target has delivered to the Acquiror Companies true and complete copies of the Target Financial Statements. The Target Financial Statements are true and correct in all material respects, have been prepared in accordance with GAAP and fairly present the financial position of Target as at the dates thereof and the results of its operations and cash flows or changes in financial position for the periods then ended.

                  4.1.7. No Undisclosed Liabilities. Except as set forth in Part
         4.1.7 of the Target Disclosure Schedule, the Target has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Target Financial Statements and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof.

                  4.1.8. Compliance with Legal Requirements; Governmental Authorizations.

                  (a) Except as set forth in Part 4.1.8 of the Target Disclosure Schedule:

                           (i) Target is, and at all times since its
                  incorporation has been, in compliance in all material respects with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

                         (ii) to the Knowledge of the Target and the Significant
                  Target Shareholders, no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by Target of, or a failure on the part of Target to comply with, any Legal Requirement, or (B) may give rise to any obligation on the part of Target to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

                       (iii) Target has not received, at any time since its
                  incorporation, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of Target to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

                  (b) Part 4.1.8(b) of the Target Disclosure Schedule contains a complete and accurate list of each Governmental Authorization that is held by Target or that otherwise relates to the business of, or to any of the assets owned or used by, Target. Each Governmental Authorization listed or required to be listed in Part 4.1.8 of the Target Disclosure
         Schedule is valid and in full force and effect. Except as set forth in
         Part 4.1.8(b) of the Target Disclosure Schedule:

                           (i) Target is, and at all times since its
                  incorporation has been, in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Part 4.1.8(b) of the Target Disclosure Schedule;

                         (ii) to the Knowledge of the Target and the Significant
                  Target Shareholders, no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in
                  Part 4.1.8(b) of the Target Disclosure Schedule, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Part 4.1.8(b) of the Target Disclosure Schedule;

                       (iii) Target has not received, at any time since its
                  incorporation, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and

                         (iv) all applications required to have been filed for
                  the renewal of the Governmental Authorizations listed or required to be listed in Part 4.1.8(b) of the Target Disclosure Schedule have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

                  (c) The Governmental Authorizations listed in Part 4.1.8(b) of the Target Disclosure Schedule collectively constitute all of the material Governmental Authorizations necessary to permit Target to lawfully conduct and operate its business in the manner it currently conducts and operate such business and to permit the Target to own and use its assets in the manner in which it currently own and use such assets.

                  4.1.9.  Legal Proceedings; Orders.

                  (a) Except as set forth in Part 4.1.9 of the Target Disclosure Schedule, there is no pending Proceeding:

                           (i) that has been commenced by or against Target or
                  that otherwise relates to or may materially affect the business of, or any of the assets owned or used by Target; or

                         (ii) that challenges, or that may have the effect of
                  preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

         To the Knowledge of Target and the Significant Target Shareholders, no such Proceeding has been Threatened. Target has made available to Acquiror copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Part 4.1.9 of the Target Disclosure Schedule. The Proceedings listed in Part 4.1.9 of the Target Disclosure Schedule will not have a Material Adverse Effect on the business, operations, assets, condition, or prospects of Target.

                  (b) Except as set forth in Part 4.1.9 of the Target Disclosure
         Schedule:

                          (i) there is no Order to which Target or any of the
                  assets owned or used by Target, is subject;

                         (ii) neither Target nor any of the Significant Target
                  Shareholders is subject to any Order that relates to the business of, or any of the assets owned or used by, the Target; and

                       (iii) no officer, director, agent, or employee of Target
                  is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of Target.

                  (c) Except as set forth in Part 4.1.9 of the Target Disclosure
         Schedule:

                           (i) Target is, and at all times since its
                  incorporation has been, in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;

                         (ii) no event has occurred or circumstance exists that
                  may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which Target, or any of the assets owned or used by Target, is subject; and

                       (iii) Target has not received, at any time since its
                  incorporation, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which Target, or any of the assets owned or used by Target, is or has been subject.

                  4.1.10.  Taxes.

                  (a) Target has filed or caused to be filed (on a timely basis since its incorporation) all Tax Returns that are or were required to be filed by or with respect it, either separately or as a member of a group of corporations, pursuant to applicable Legal Requirements. Target has delivered to Acquiror copies of, and Part 4.1.10 of Target Disclosure Schedule contains a complete and accurate list of, all such Tax Returns filed by Target since its incorporation. All such Tax Returns were correct, and complete in all respects. Target has paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Target, except such Taxes, if any, as are listed in Part 4.1.10 of the Target Disclosure Schedule and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Target Financial Statements.
         No claim has ever been made by an authority in a jurisdiction where the Target does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Encumbrances on any of the assets of the Target that arose in connection with any failure (or alleged failure) to pay any Tax.

                  (b) Part 4.1.10 of the Target Disclosure Schedule contains a complete and accurate list of all audits of all such Tax Returns, including a reasonably detailed description of the nature and outcome of each audit. All deficiencies proposed as a result of such audits have been paid, reserved against, settled, or, as described in Part
         4.1.10 of the Target Disclosure Schedule, are being contested in good faith by appropriate proceedings. Part 4.1.10 of the Target Disclosure Schedule describes all adjustments to the United States federal income Tax Returns filed by the Target or any group of corporations including the Target for all taxable years since its incorporation, and the resulting deficiencies proposed by the IRS. Except as described in Part
         4.1.10 of the Target Disclosure Schedule, Target has not given or been requested to give waivers or extensions (or are or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of Target or for which Target may be liable.

                  (c) The charges, accruals, and reserves with respect to Taxes on the books of Target are adequate (determined in accordance with GAAP) and are at least equal to liabilities for Taxes. There exists no proposed tax assessment against Target except as disclosed in the Target Financial Statements or in Part 4.1.10 of the Target Disclosure Schedule. No consent to the application of Section 341(f)(2) of the IRC has been filed with respect to any property or assets held, acquired, or to be acquired by the Target. All Taxes that the Target is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

                  (d) All Tax Returns filed by (or that include on a consolidated basis) Target are true, correct, and complete. There is no tax sharing agreement that will require any payment by Target after the date of this Agreement.

                  (e) The Target has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employees independent contractor, creditor, stockholder or other Person.

                  (f) No Significant Target Shareholder or director or officer (or employee responsible for Tax matters) of Target expects any authority to assess any additional Taxes against Target for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax liability of the Target either (A) claimed or raised by any authority in writing or (B) as to which any Significant Target Shareholder or any director or officer (or employee responsible for Tax matters) of the Target has Knowledge based upon personal contact with any agent of such authority.

                  (g) The Target has not filed a consent under IRC Section 341(f) concerning collapsible corporations. The Target has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under IRC Section 280G. The Target has not been a United States real property holding corporation within the meaning of IRC Section 897(c)(2) during the applicable period specified in IRC Section 897(c)(1)(A)(ii). The Target has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of IRC Section 6662. The Target is not a party to any Tax allocation or sharing agreement. The Target
         (A) has not been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Target) or (B) has no liability for the Taxes of any Person (other than the Target) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                  (h) Part 4.1.10 of the Target Disclosure Schedule sets forth the following information with respect to the Target as of the most recent practicable date (as well as on an estimated pro forma basis as of the Closing giving effect to the consummation of the transactions contemplated hereby): (A) the basis of the Target in its assets; (B) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to the Target; and (C) the amount of any deferred gain or loss allocable to the Target arising out of any deferred intercompany transaction.

                  (i) The unpaid Taxes of the Target (A) did not, as of the most recent fiscal month end, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Closing Balance Sheet (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Target in filing its Tax Returns.

                  4.1.11. Books and Records. The books of account, minute books, stock record books, and other records of Target, all of which have been made available to Acquiror, are complete and correct and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute books of the Target contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Board of Directors, and committees of the Board of Directors of the Target, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Target.

                  4.1.12. Title to Properties; Encumbrances. Part 4.1.12 of the Target Disclosure Schedule contains a complete and accurate list of all real property, leaseholds, or other interests therein owned by Target. Target has delivered or made available to Acquiror copies of the deeds and other instruments (as recorded) by which the Target acquired such real property and interests, and copies of all title insurance policies, opinions, abstracts, and surveys in the possession of Target and relating to such property or interests. Target owns (with good and marketable title in the case of real property, subject only to the matters permitted by the following sentence) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that it purports to own, including all of the properties and assets reflected in the Target Financial Statements (except for assets held under capitalized leases disclosed or not required to be disclosed in Part 4.1.12 of the Target Disclosure Schedule and personal property sold since the date of the Target Financial Statements, as the case may be, in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by Target since the date of the Target Financial Statements (except for personal property acquired and sold since the date of the Target Financial Statements in the Ordinary Course of Business and consistent with past practice). All material properties and assets reflected in the Target Financial Statements are free and clear of all Encumbrances and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except, with respect to all such properties and assets, (a) mortgages or security interests shown on the Target Financial Statements as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the Target Financial Statements (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (c) liens for current taxes not yet due, and (d) with respect to real property, (i) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of Target, and (ii) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto. All buildings, plants, and structures owned by Target lie wholly within the boundaries of the real property owned by Target and do not encroach upon the property of, or otherwise conflict with the property rights of, any other Person.

                  4.1.13. Condition and Sufficiency of Assets. The buildings, plants and structures owned or used by Target are adequate for the uses to which they are being put and, to the Knowledge of Target and the Significant Target Shareholders, none of such buildings or structures is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost or maintenance or repairs for which a third party leasing such building or structure to Target is solely responsible. The equipment (including computer equipment) owned or used by Target is in good operating condition and repair and is adequate for the uses to which it is being put, and none of such equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The building, plants, structures and equipment of Target are sufficient for the continued conduct of Target's business after the Closing in substantially the same manner as conducted prior to the Closing.

                  4.1.14. Accounts Receivable. All accounts receivable of Target that are reflected on the Target Financial Statements or on the accounting records of Target as of the

         Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the Target Financial Statements or on the accounting records of Target as of the Closing Date (which reserves are adequate and calculated consistent with past practice and, in the case of the reserve as of the Closing Date, will not represent a greater percentage of the Accounts Receivable as of the Closing Date than the reserve reflected in the Target Financial Statements represented of the Accounts Receivable reflected therein and will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging). Subject to such reserves, each of the Accounts Receivable either has been or will be collected in full, without any set-off, within ninety days after the day on which it first becomes due and payable. There is no contest, claim, or right of set-off, other than returns in the Ordinary Course of Business, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. Part 4.1.14 of the Target Disclosure Schedule contains a complete and accurate list of all Accounts Receivable as of the date of June 30, 1998, which list sets forth the aging of such Accounts Receivable.

                  4.1.15. Inventory. All inventory of Target, whether or not reflected in the Target Financial Statements, consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Target Financial Statements or on the accounting records of Target as of the Closing Date, as the case may be. The quantities of each item of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of Target.

                  4.1.16.  [RESERVED]

                  4.1.17. Absence of Certain Changes or Events. Except as disclosed in Part 4.1.17 of the Target Disclosure Schedule, since June 30, 1998, Target has conducted its business only in the Ordinary Course of Business, and there has not been any:

                  (a) change in the authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

                  (b) amendment to the Organizational Documents;

                  (c) payment or increase of any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

                  (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees;

                  (e) damage to or destruction or loss of any asset or property, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects, taken as a whole;

                  (f) entry into, termination of, or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment of at least $50,000;

                  (g) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of any Acquired Company or mortgage, pledge, or imposition of any lien or other Encumbrance on any material asset or property, including the sale, lease, or other disposition of any of the Intellectual Property Assets;

                  (h) cancellation or waiver of any claims or rights with a value in excess of $25,000;

                  (i) material change in the accounting methods used; or

                  (j) agreement, whether oral or written, to do any of the foregoing.

                  4.1.18.  Contracts; No Defaults.

                  (a) Part 4.1.18(a) of the Target Disclosure Schedule contains a complete and accurate list, and Target has delivered to Acquiror true and complete copies of, each Applicable Contract for greater than $5,000 and each amendment, supplement, and modification (whether oral or written) in respect thereof. Target has delivered to Acquiror true, complete and correct copies of all Applicable Contracts that are in writing, and a written description setting forth reasonably complete details concerning oral Applicable Contracts, including the parties to such Contracts, the amount of the remaining commitment of Target under such Contracts, and the Target's office where details relating to such Contracts are located.

                  (b) Except as set forth in Part 4.1.18(b) of the Disclosure
         Schedule:

                           (i) no Significant Target Shareholder or, to the
                  Knowledge of Target and the Significant Target Shareholders, no Target Shareholder (and no Related Person of any Significant Target Shareholder or any Target Shareholder) has or may acquire any rights under, and no Significant Target Shareholder and, to the Knowledge of Target and the Significant Target Shareholders, no Target Shareholder, has or may become subject to any obligation or liability under, any Contract that relates to the business of, or any of the assets owned or used by, Target; and

                         (ii) no officer, director, agent, employee, consultant,
                  or contractor of Target is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (A) engage in or continue any conduct, activity, or practice relating to the business of Target, or (B) assign to Target or to any other Person any rights to any invention, improvement, or discovery.

                  (c) Except as set forth in Part 4.1.18(c) of the Target Disclosure Schedule, each Contract identified or required to be identified in Part 4.1.18(a) of the Target Disclosure Schedule is in full force and effect and is valid and enforceable in accordance with its terms.

                  (d) Except as set forth in Part 4.1.18(d) of the Target Disclosure Schedule:

                           (i) Target is, and at all times since its
                  incorporation has been, in full compliance with all material terms and requirements of each Contract under which Target has or had any obligation or liability or by which Target or any of the assets owned or used by Target is or was bound;

                         (ii) each other Person that has or had any obligation
                  or liability under any Contract under which Target has or had any rights is, and at all times since its incorporation has been, in full compliance with all applicable terms and requirements of such Contract;

                       (iii) no event has occurred or circumstance exists that
                  (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give Target or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; and

                         (iv) Target has not given to or received from any other
                  Person, at any time since its incorporation, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Contract.

                  (e) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to Target under current or completed Contracts with any Person and no such Person has made written demand for such renegotiation.

                  (f) The Contracts relating to the sale, design, manufacture, or provision of products or services by Target have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

                  4.1.19.  Employee Benefit.

                  (a) As used in this Section 4.1.19, the following terms have the meanings set forth below.

                  "Company Other Benefit Obligation" means an Other Benefit Obligation owed, adopted, or followed by Target or an ERISA Affiliate of Target.

                  "Company Plan" means all Plans of which Target or an ERISA Affiliate of Target is or was a Plan Sponsor, or to which Target or an ERISA Affiliate of Target otherwise contributes or has contributed, or in which Target or an ERISA Affiliate of Target otherwise participates or has participated. All references to Plans are to Company Plans unless the context requires otherwise.

                  "ERISA Affiliate" means, with respect to Target, any other person that, together with Target, would be treated as a single employer under IRC Section 414.

                  "Multi-Employer Plan" has the meaning given in ERISA Section 3(37)(A).

                  "Other Benefit Obligations" means all obligations, arrangements, or customary practices, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, employees, or agents, other than obligations, arrangements, and practices that are Plans. Other Benefit Obligations include consulting agreements under which the compensation paid does not depend upon the amount of service rendered, sabbatical policies, severance payment policies, and fringe benefits within the meaning of IRC Section 132.

                  "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

                  "Pension Plan" has the meaning given in ERISA Section 3(2)(A).

                  "Plan" has the meaning given in ERISA Section 3(3).

                  "Plan Sponsor" has the meaning given in ERISA Section
         3(16)(B).

                  "Qualified Plan" means any Plan that meets or purports to meet the requirements of IRC Section 401(a).

                  "VEBA" means a voluntary employees' beneficiary association under IRC Section 501(c)(9).

                  (b) Part 4.1.19(b) of the Target Disclosure Schedule contains a complete and accurate list of (A) all Company Plans and Company Other Benefit Obligations and (B) all ERISA Affiliates of Target.

                  (c) Part 4.1.19(c) of the Target Disclosure Schedule sets forth the financial cost of all obligations owed under any Company Plan or Company Other Benefit Obligation that is not subject to the disclosure and reporting requirements of ERISA.

                  (d) Target has delivered to Acquiror, or will deliver to Acquiror within ten days of the date of this Agreement:

                           (i) all documents that set forth the terms of each
                  Company Plan or Company Other Benefit Obligation and of any related trust, including all plan descriptions and summary plan descriptions of Company Plans whether or not Target is required to prepare, file, and distribute plan descriptions and summary plan descriptions;

                           (ii) all personnel, payroll, and employment manuals
                  and policies;

                           (iii) all collective bargaining agreements pursuant
                  to which contributions have been made or obligations incurred (including both pension and welfare benefits) by Target and the ERISA Affiliates of Target, and all collective bargaining agreements pursuant to which contributions are being made or obligations are owed by such entities;

                           (iv) a written description of any Company Plan or
                  Company Other Benefit Obligation that is not otherwise in writing;

                           (v) all insurance policies purchased by or to provide
                  benefits under any Company Plan;

                           (vi) all contracts with third party administrators,
                  actuaries, investment managers, consultants, and other independent contractors that relate to any Company Plan or Company Other Benefit Obligation;

                           (vii) all notifications to employees of their rights
                  under ERISA Section 601 et seq. and IRC Section 4980B;

                           (viii) the Form 5500 filed in each of the most recent
                  three plan years with respect to each Company Plan, including all schedules thereto and the opinions of independent accountants;

                           (ix) all notices that were given by Target or any
                  ERISA Affiliate of Target or any Company Plan to the IRS, the PBGC, or any participant or beneficiary, pursuant to statute, within the four years preceding the date of this Agreement, including notices that are expressly mentioned elsewhere in this Section 4.1.19;

                           (x) all notices that were given by the IRS, the PBGC,
                  or the Department of Labor to Target, any ERISA Affiliate of Target, or any Company Plan within the four years preceding the date of this Agreement;

                           (xi) with respect to Qualified Plans, the most recent
                  determination letter for each Plan of Target that is a Qualified Plan; and

                  (e) Except as set forth in Part 4.1.19(e) of the Target Disclosure Schedule:

                           (i) Target has performed all of its obligations under
                  all Company Plans and Company Other Benefit Obligations. Target has made appropriate entries in its financial records and statements for all obligations and liabilities under such Plans and Obligations that have accrued but are not due.

                           (ii) No statement, either written or oral, has been
                  made by Target to any Person with regard to any Plan or Other Benefit Obligation that was not in accordance with the Plan or Other Benefit Obligation and that could have an adverse economic consequence to Target or to Acquiror.

                           (iii) Target, with respect to all Company Plans and
                  Company Other Benefits Obligations, is, and each Company Plan and Company Other Benefit Obligation is, in full compliance with ERISA, the IRC, and other applicable Laws including the provisions of such Laws expressly mentioned in this Section 4.1.19, and with any applicable collective bargaining agreement.

                           (iv) No transaction prohibited by ERISA Section 406
                  and no "prohibited transaction" under IRC Section 4975(c) have occurred with respect to any Company Plan.

                           (v) Neither Target nor any Target Shareholder has any
                  liability to the IRS with respect to any Plan, including any liability imposed by Chapter 43 of the IRC.

                           (vi) All filings required by ERISA and the IRC as to
                  each Plan have been timely filed, and all notices and disclosures to participants required by either ERISA or the IRC have been timely provided.

                           (vii) All contributions and payments made or accrued
                  with respect to all Company Plans and Company Other Benefit Obligations are deductible under IRC Section 162 or Section
                  404. No amount, or any asset of any Company Plan, is subject to tax as unrelated business taxable income.

                  (f) Each Company Plan can be terminated within thirty days, without payment of any additional contribution or amount and without the vesting or acceleration of any benefits promised by such Plan.

                  (g) No event has occurred or circumstance exists that could result in a material increase in premium costs of Company Plans and Company Other Benefit Obligations that are insured, or a material increase in benefit costs of such Plans and Obligations that are self-insured.

                  (h) Other than claims for benefits submitted by participants or beneficiaries, no claim against, or legal proceeding involving, any Company Plan or Company Other Benefit Obligation is pending or, to Target's or the Significant Target Shareholders' Knowledge, is Threatened.

                  (i) Each Qualified Plan of Target is qualified in form and operation under IRC Section 401(a); each trust for each such Plan is exempt from federal income tax under IRC Section 501(a). No event has occurred or circumstance exists that will or could give rise to disqualification or loss of tax-exempt status of any such Plan or trust.

                  (j) No Company Plan is subject to Title IV of ERISA, IRC
         Section 412 or Part 3 of Title I of ERISA.

                  (k) Since the last valuation date for each Pension Plan of Target and each ERISA Affiliate of Target, no event has occurred or circumstance exists that would increase the amount of benefits under any such Plan.

                  (l) Neither Target nor any ERISA Affiliate of Target has ever established, maintained, or contributed to or otherwise participated in, or had an obligation to maintain, contribute to, or otherwise participate in, any Multi-Employer Plan or any VEBA.

                  (m) No Multi-Employer Plan to which Target or any ERISA Affiliate of Target contributes or has contributed is a party to any pending merger or asset or liability transfer.

                  (n) Except to the extent required under ERISA Section 601 et seq. and IRC Section 4980B, Target does not provide health or welfare benefits for any retired or former employee or is obligated to provide health or welfare benefits to any active employee following such employee's retirement or other termination of service.

                  (o) Target has the right to modify and terminate benefits (other than pensions) with respect to both retired and active employees.

                  (p) Target has complied with the provisions of ERISA Section 601 et seq. and IRC Section 4980B.

                  (q) No payment that is owed or may become due to any director, officer, employee, or agent of Target will be non-deductible to them or subject to tax under IRC Section 280G or Section 4999; nor will Target be required to "gross up" or otherwise compensate any such person because of the imposition of any excise tax on a payment to such person.

                  (r) The consummation of the Contemplated Transactions will not result in the payment, vesting, or acceleration of any benefit.

                  4.1.20. Environmental Matters. Except as set forth in Part
         4.1.20 of the Target Disclosure Schedule:

                  (a) Target is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law. Neither Target nor any Significant Target Shareholder has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held to be responsible received, any actual or Threatened order, notice, or other communication from (i) any

         Governmental Body or private citizen acting in the public interest, or
         (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which Target or the Target Shareholders have had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by the Target Shareholders or Target, or any other Person for whose conduct they are or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

                  (b) There are no pending or, to the Knowledge of the Significant Target Shareholders or Target, Threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in the Target Shareholders or Target has or had an interest.

                  (c) Neither Target nor any Significant Target Shareholder has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held responsible, received, any citation, directive, inquiry, notice, Order, summons, warning, or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which the Target Shareholders or Target had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by the Target Shareholders, Target, or any other Person for whose conduct they are or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

                  (d) Neither Target nor any Target Shareholders, or any other Person for whose conduct they are or may be held responsible, has any Environmental, Health, and Safety Liabilities with respect to the Facilities or with respect to any other properties and assets (whether real, personal, or mixed) in which the Target Shareholders or Target (or any predecessor), has or had an interest, or at any property geologically or hydrologically adjoining the Facilities or any such other property or assets.

                  (e) There are no Hazardous Materials present on or in the Environment at the Facilities or at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facilities or such adjoining property, or incorporated into any structure therein or thereon. Neither Target, any Significant Target Shareholder, any other Person for whose conduct they are or may be held responsible, or any other Person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the Facilities or any other properties or assets (whether real, personal, or mixed) in which the Target Shareholders or Target has or had an interest.

                  (f) There has been no Release or, to the Knowledge of the Significant Target Shareholders or Target, Threat of Release, of any Hazardous Materials at or from the Facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the Facilities, or from or by any other properties and assets (whether real, personal, or mixed) in which the Target Shareholders or Target has or had an interest, or any geologically or hydrologically adjoining property, whether by the Target Shareholders, Target, or any other Person.

                  (g) Target has delivered to Acquiror true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by the Significant Target Shareholders or Target pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by the Target Shareholders, Target, or any other Person for whose conduct they are or may be held responsible, with Environmental Laws.

                  4.1.21.  Employees.

                  (a) Part 4.1.21 of the Target Disclosure Schedule contains a complete and accurate list of the following information for each employee or director of Target, including each employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable and any change in compensation since the date Target was incorporated; vacation accrued; and service credited for purposes of vesting and eligibility to participate under any Acquired Company's pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, other Employee Pension Benefit Plan or Employee Welfare Benefit Plan, or any other employee benefit plan or any Director Plan.

                  (b) No employee or director of Target is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of his duties as an employee or director of Target, or
         (ii) the ability of Target to conduct its business, including any Proprietary Rights Agreement with the Target Shareholders or Target by any such employee or director. To the Significant Target Shareholders' Knowledge, no director, officer, or other key employee of Target intends to terminate his employment with Target.

                  (c) Part 4.1.21 of the Target Disclosure Schedule also contains a complete and accurate list of the following information for each retired employee or director of Target, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits.

                  4.1.22. Labor Relations; Compliance. Since the date Target was incorporated, Target has not been or is a party to any collective bargaining or other labor Contract. Since the date Target was incorporated, there has not been, there is not presently pending or existing, and to the Significant Target Shareholders' Knowledge there is not Threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any Proceeding against or affecting Target relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting Target or its premises, or (c) any application for certification of a collective bargaining agent. No event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by Target, and no such action is contemplated by Target. Target has complied in all respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. Target is liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

                  4.1.23.  Insurance.

                  (a)      Target has delivered to Acquiror:
                           (i) true and complete copies of all policies of
                  insurance to which Target is a party or under which Target, or any director of Target, is or has been covered at any time within the five years preceding the date of this Agreement;

                           (ii) true and complete copies of all pending
                  applications for policies of insurance; and

                           (iii) any statement by the auditor of Target
                  Financial Statements with regard to the adequacy of such entity's coverage or of the reserves for claims.

         All such policies are described in Part 4.1.23(a) of the Target Disclosure Schedule.

                  (b) Part 4.1.23(b) of the Target Disclosure Schedule describes:

                           (i) any self-insurance arrangement by or affecting
                  Target, including any reserves established thereunder;

                           (ii) any contract or arrangement, other than a policy
                  of insurance, for the transfer or sharing of any risk by Target; and

                           (iii) all obligations of Target to third parties with
                  respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided.

                  (c) Part 4.1.23(c) of the Target Disclosure Schedule sets forth, by year, for the current policy year and each of the five preceding policy years:

                           (i) a summary of the loss experience under each
                  policy;

                           (ii) a statement describing each claim under an
                  insurance policy for an amount in excess of $10,000, which sets forth:

                                (A) the name of the claimant;

                                (B) a description of the policy by insurer, type
                           of insurance, and period of coverage; and

                                (C) the amount and a brief description of the
                           claim; and

                           (iii) a statement describing the loss experience for
                  all claims that were self-insured, including the number and aggregate cost of such claims.

                  (d) Except as set forth on Part 4.1.23(d) of the Target Disclosure Schedule:

                           (i) All policies to which Target is a party or that
                  provide coverage to any Target Shareholder, Target, or any director or officer of Target:

                                (A) are valid, outstanding, and enforceable;

                                (B) are issued by an insurer that is financially
                           sound and reputable;

                                (C) taken together, provide adequate insurance
                           coverage for the assets and the operations of Target for all risks to which Target is normally exposed;

                                (D) are sufficient for compliance with all Legal
                           Requirements and Contracts to which Target is a party or by which it is bound;

                                (E) will continue in full force and effect
                           following the consummation of the Contemplated Transactions; and

                                (F) do not provide for any retrospective premium
                           adjustment or other experienced-based liability on the part of Target.

                           (ii) No Significant Target Shareholder or Target has
                  received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

                       (iii) Target has paid all premiums due, and have
                  otherwise performed all of its respective obligations, under each policy to which it is a party or that provides coverage to Target or director thereof.

                         (iv) Target has given notice to the insurer of all
                  claims that may be insured thereby.

                  4.1.24.  Intellectual Property.

                  (a) Intellectual Property Assets. The term "Intellectual Property Assets" includes:

                           (i) the name "REVIVE Technologies Incorporated", all
                  fictional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, "Marks");

                           (ii) all patents, patent applications, and inventions
                  and discoveries that may be patentable (collectively, "Patents");

                           (iii) all copyrights in both published works and
                  unpublished works (collectively, "Copyrights");

                           (iv) all rights in mask works (collectively, "Rights
                  in Mask Works");

                           (v) all know-how, trade secrets, confidential
                  information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, "Trade Secrets"); and

                           (vi) all in-process research and development, URLs,
                  Internet Web Sites, domain names, telephone numbers, and electronic mail addresses owned, used, or licensed by Target as licensee or licensor.

                  (b) Agreements. Part 4.1.24(b) of the Target Disclosure Schedule contains a complete and accurate list of all Contracts relating to the Intellectual Property Assets to which Target is a party or by which Target is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $500 under which Target is the licensee. There are no outstanding and, to Target Shareholders' Knowledge, no Threatened disputes or disagreements with respect to any such agreement.

                  (c) Know-How Necessary for the Business.

                           (i) The Intellectual Property Assets are all those
                  necessary for the operation of Target's business as they are currently conducted. Target is the owner of all right, title, and interest in and to each of the Intellectual Property

                  Assets, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use without payment to a third party all of the Intellectual Property Assets.

                         (ii) Except as set forth in Part 4.1.24(c) of the
                  Target Disclosure Schedule, all former and current employees of Target have executed written Contracts with Target that assign to Target all rights to any inventions, improvements, discoveries, or information relating to the business of Target, prohibit such former and current employees from disclosing or using any Trade Secrets except in connection with their work for Target and prohibit such former and current employees from competing against Target for a period of two (2) years following the termination of their employment. No employee of Target has entered into any Contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than Target.

                  (d)      Patents.

                           (i) Part 4.1.24(d) of the Target Disclosure Schedule
                  contains a complete and accurate list and summary description of all Patents. Target is the owner of all right, title, and interest in and to each of the Patents, free and clear of all liens, security interests, charges, encumbrances, entities, and other adverse claims.

                           (ii) All of the issued Patents are currently in
                  compliance with formal legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

                           (iii) No Patent has been or is now involved in any
                  interference, reissue, reexamination, or opposition proceeding. To the Significant Target Shareholders' Knowledge, there is no potentially interfering patent or patent application of any third party.

                           (iv) No Patent is infringed or, to Target
                  Shareholders' Knowledge, has been challenged or threatened in any way. None of the products manufactured and sold, nor any process or know-how used, by Target infringes or is alleged to infringe any patent or other proprietary right of any other Person.

                           (v) All products made, used, or sold under the
                  Patents have been marked with the proper patent notice.

                  (e)      Trademarks.

                           (i) Part 4.1.24(e) of Target Disclosure Schedule
                  contains a complete and accurate list and summary description of all

                  Marks. Target is the owner of all right, title, and interest in and to each of the Marks, free and clear of all liens, security interests, charges, Encumbrances, equities, and other adverse claims.

                           (ii) All Marks that have been registered with the
                  United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

                           (iii) No Mark has been or is now involved in any
                  opposition, invalidation, or cancellation and, to the Significant Target Shareholders' Knowledge, no such action is Threatened with the respect to any of the Marks.

                           (iv) To the Significant Target Shareholders'
                  Knowledge, there is no potentially interfering trademark or trademark application of any third party.

                           (v) No Mark is infringed or, to the Significant
                  Target Shareholders' Knowledge, has been challenged or threatened in any way. None of the Marks used by Target infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

                           (vi) All products and materials containing a Mark
                  bear the proper federal registration notice where permitted by law.

                  (f)      Copyrights.

                           (i) Part 4.1.24(f) of the Target Disclosure Schedule
                  contains a complete and accurate list and summary description of all Copyrights. Target is the owner of all right, title, and interest in and to each of the Copyrights, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

                           (ii) All the Copyrights have been registered and are
                  currently in compliance with formal legal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the date of Closing.

                           (iii) No Copyright is infringed or, to the
                  Significant Target Shareholders' Knowledge, has been challenged or threatened in any way. None of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party.

                           (iv) All works encompassed by the Copyrights have
                  been marked with the proper copyright notice.

                  (g)      Trade Secrets.

                           (i) With respect to each Trade Secret, the
                  documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.

                           (ii) The Significant Target Shareholders and Target
                  have taken all reasonable precautions to protect the secrecy, confidentiality, and value of their Trade Secrets.

                           (iii) Target has good title and an absolute (but not
                  necessarily exclusive) right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and have not been used, divulged, or appropriated either for the benefit of any Person (other than Target) or to the detriment of Target. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

                  4.1.25. Other Assets. Except as disclosed in Part 4.1.25 of the Target Disclosure Schedule, all other assets of Target that are reflected in the Target Financial Statements are reflected in accordance with GAAP.

                  4.1.26. Brokers and Finders. Except as disclosed in Part
         4.1.26 of the Target Disclosure Schedule, neither Target nor the Target Shareholders has any obligation or liability, contingent or otherwise, for brokerage or finders' fees or commissions in connection with this Agreement.

                  4.1.27. Certain Payments. Since the date Target was incorporated, neither Target nor any director, officer, agent, or employee of Target, or any other Person associated with or acting for or on behalf of Target, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of Target or any Affiliate of Target, or (iv) in violation of any Legal Requirement, (b) established or maintained any fund or asset that has not been recorded in the books and records of Target.

                  4.1.28. Disclosure. Except as set forth in Part 4.1.28 of the Target Disclosure Schedule, there is no fact known to any of the Significant Target Shareholders or Target that has specific application to the Target Shareholders or Target (other than general economic or industry conditions) and that materially adversely affects the assets, business, prospects, financial condition, or results of operations of Target that has not been set forth in this Agreement or the Target Disclosure Schedule.

                  4.1.29. Relationships With Related Persons. No Significant Target Shareholder or any Related Person of a Significant Target Shareholder or of Target, and, to the Knowledge of any Significant Target Shareholder, no Target Shareholder, has, or has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to Target's business. Except as disclosed in Part 4.1.29 of the Target Disclosure Schedule, no Significant Target Shareholder or any Related Person of the Significant Target Shareholders or of Target, and, to the Knowledge of any Significant Target Shareholder, no Target Shareholder, is, or has ever owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with Target, or (ii) engaged in competition with Target with respect to any line of the products or services of Target (a "Competing Business") in any market presently served by Target. Except as set forth in Part
         4.1.29 of the Target Disclosure Schedule, no Target Shareholder or any Related Person of the Target Shareholders or Target is a party to any Contract with, or has any claim or right against, Target.

                  4.1.30. Year 2000 Matters. Except as disclosed in Part 4.1.30 of the Target Disclosure Schedule:

         (a) All software (including microcode, firmware, application programs, files, and databases) used and which is critical to the business of Target or which has been developed by Target, when operated on the computer hardware now used for that purpose:

                  (i) will operate before, during, and after the calendar year 2000 A.D. without any errors relating to data, including any error relating to date data which represents or references different centuries or more than one century;

                  (ii) will not abnormally end or provide incorrect results as a result of date data which represents or references different centuries or more than one century;

                  (iii) recognizes the century in date data and performs all date calculations in a manner which accommodates multi-century formulas and date values;

                  (iv) includes an indication of century in all date-related user interfaces and data interfaces;

                  (v) recognizes and correctly processes dates and date data involving leap years;

                  (vi) displays and prints all date data in four-digit format; and

                  (vii) performs all sorting operations that include a year category on the basis of four-digit dates.

                  4.1.31.  Suppliers and Customers.

                           (a) A complete and accurate list of all suppliers or
                  vendors of products or services to Target (other than legal or accounting services) aggregating more than $10,000 (at cost) annually during Target's last fiscal year, and the address of such supplier or vendor and the amount sold to Target during that period, is set forth in Part 4.1.31(a) of the Target Disclosure Schedule.

                           (b) A complete and accurate list of each of Target's
                  customers aggregating more than $10,000 in revenues to Target annually during the last fiscal year, the address of each such customer and the dollar amount paid or payable by such customer as a result of work performed by Target during the last fiscal year is set forth in Part 4.1.31(b) of the Target Disclosure Schedule.

                           (c) A complete and accurate list of each Person that
                  during the last fiscal year of Target was not a customer of Target but which Target believes in good faith is likely to become a customer of Target within one (1) year of the date of this Agreement (collectively, "Pipeline Target Customers") is set forth in Part 4.1.31(c) of the Target Disclosure Schedule, together with a reasonable approximation of the dollar amount of work to be performed by Target for each such Pipeline Target Customer during such one (1) year period; provided however, that there is no assurance that any Pipeline Target Customers will become a customer of Target or any of the Acquired Companies.

                           (d) Neither Target nor any of the Significant Target
                  Shareholders have Knowledge that any customer or supplier of Target intends to cease purchasing from, selling to, or dealing with Target, or intends to alter, in any material respect, the amount of purchases or sales or the extend of its dealings with Target, or would do any of the foregoing in the event the Contemplated Transactions are consummated.

                  4.1.32. REVIVE Worx. REVIVE Worx currently converts ADABAS/Natural to Cobol and DB2. On or before March 31, 1999, REVIVE Worx will convert both IDMS/ADSO and Datacom/Ideal to Cobol and DB2 at a research and development cost not to exceed $1,236,225, assuming Acquiror causes Target to handle research and development activities in a manner reasonably consistent with the manner in which Target has handled research and development activities in the past.

                  4.1.33. Business Information Systems, Inc.. Each of the representations and warranties set forth in Sections 4.1.9, 4.1.10,
         4.1.19 and 4.1.20 are true and correct in all material respects with respect to Business Information Systems, Inc., an Indiana corporation and the former parent of Target which was merged with and into Target effective May 30, 1997 ("BIS"); provided, however, that each of such representations and warranties, when applied to BIS, shall be deemed to relate back only to April 1, 1995 and not to any period prior to that time.

         4.2. Representations and Warranties of the Acquiror Companies. The Acquiror Companies, jointly and severally, represent and warrant to Target and the Significant Target Shareholders, as follows:

                  4.2.1. Organization, Standing, and Power. Each of the Acquiror Companies is a corporation duly incorporated, validly existing, and in good standing under the laws of its jurisdiction of incorporation, has all requisite power and authority (corporate and other) to own, lease and operate its respective properties and to carry on its respective business as now being conducted and each is duly qualified and in good standing to do business in each state or jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such states or jurisdictions where the failure to so qualify would not have a Material Adverse Effect on the Acquiror Companies. True and complete copies of the Organizational Documents of each of the Acquiror Companies as currently in effect have been delivered to Target with the Acquiror Disclosure Schedule.

                  4.2.2.  Capital Structure.

                  (a) The authorized capital stock of Acquiror consists solely of 100,000,000 shares of Acquiror Common Stock and 10,000,000 shares of Acquiror Preferred Stock. As of July 30, 1998, 4,513,004 shares of Acquiror Common Stock were issued and outstanding. As of March 31, 1998, 217,646 shares of Acquiror Preferred Stock were issued and outstanding. All outstanding shares of Acquiror Stock have been duly authorized and validly issued and are fully paid and nonassessable and not subject to any preemptive rights.

                  (b) The authorized capital stock of Newco consists solely of 3,000 shares of Newco Stock. As of the date of this Agreement, 100 shares of Newco Stock are issued and outstanding, all of which is owned by Acquiror. All outstanding shares of Newco Stock have been duly authorized and validly issued and are fully paid and nonassessable and not subject to any preemptive rights. No shares of Newco Stock are held by Newco as treasury shares.

                  (c) Neither of the Acquiror Companies has outstanding any Voting Debt.

                  (d) Except for this Agreement, and except as disclosed in the Acquiror SEC Documents or in Section 4.2.2(d) of the Acquiror Disclosure Schedule, Acquiror has no outstanding options, warrants, calls, rights, commitments, or agreements of any character to which it is a party or is bound obligating it to issue, deliver, or sell, or to cause to be issued, delivered, or sold, additional shares of capital stock, any Voting Debt, or any other security with voting rights in Acquiror or obligating Acquiror to grant, extend, or enter into any such option, warrant, call, right, commitment, or agreement. There are no outstanding contractual obligations of Acquiror to repurchase, redeem, or otherwise acquire any shares of its capital stock. Acquiror is not required to, and no shareholder of Acquiror has any right to require Acquiror to, redeem, repurchase, or otherwise acquire or to offer to redeem, repurchase, or otherwise acquire any shares of its capital stock in connection with or as a result of the Merger or the other transactions contemplated in this Agreement.

                  4.2.3.  Authority.

                  (a) The Acquiror Companies have all requisite corporate power and authority to enter into this Agreement and, subject to approval of this Agreement by the shareholders of Target, to consummate the Contemplated Transactions. The execution and delivery of this Agreement and the consummation of Contemplated Transactions have been duly authorized by all necessary corporate action on the part of the Acquiror Companies. No approval or adoption by the shareholders of Acquiror is required to consummate the Merger and the other Contemplated Transactions. This Agreement has been duly executed and delivered by the Acquiror Companies and constitutes legal, valid, and binding obligations of the Acquiror Companies, enforceable against the Acquiror Companies in accordance with its terms, except as enforceability may be limited by general principles of equity, whether considered at law or in equity, and bankruptcy, insolvency, and similar laws affecting creditors' rights and remedies generally.

                  (b) Except as set forth in Section 4.2.3(b) of the Acquiror Disclosure Schedule, neither the execution and delivery of this Agreement by the Acquiror Companies nor the consummation or performance by the Acquiror Companies of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

                           (i) be, give rise to, or result in any Violation of
                  any provision of the Organizational Documents of either of the Acquiror Companies;

                           (ii) be, give rise to, or result in any Violation of,
                  or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement applicable to the Acquiror Companies or any Order to which the Acquiror Companies, or any of the assets owned or used by the Acquiror Companies, may be subject; or

                           (iii) subject to obtaining or making the Consents and
                  filings referred to in paragraph (c) below, be, give rise to, or result in any Violation of, or require the Consent of any other Person that is a party to any material Contract with Acquiror.

                  (c) Except as set forth in Section 4.2.3(c) of the Acquiror Disclosure Schedule, the Acquiror Companies will not be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions, except for: (i) the filing of the Certificate of Merger with the Secretary of State for the State of Delaware and the Recorder of Deeds of the County in Delaware in which the registered office in which the Surviving Corporation is located and (ii) the filing of appropriate documents with the relevant Governmental Bodies of other states in which Target is qualified to do business.

                  4.2.4. The Merger Consideration. Each of the shares of Acquiror Common Stock to be issued as part of the Merger Consideration has been duly authorized, will be issued in compliance with applicable securities laws and, when issued in accordance with this Agreement, will be validly issued, fully paid, and nonassessable.

                  4.2.5. Brokers and Finders. Neither of the Acquiror Companies nor any of their directors, officers, or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, or similar payments in connection with the transactions contemplated by this Agreement.

                  4.2.6. Certain Proceedings. There is no pending Proceeding that has been commenced or, to the Knowledge of Acquiror, Threatened against Acquiror or its Subsidiaries and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

                  4.2.7. Governmental Authorizations. Acquiror and its Subsidiaries hold all Governmental Authorizations which are necessary for the operation of the businesses of Acquiror and its Subsidiaries. Acquiror and its Subsidiaries are in compliance in all material respects with the terms of such Governmental Authorizations, except for possible violations which, individually or in the aggregate, would not have a Material Adverse Effect on Acquiror. The businesses of Acquiror and its Subsidiaries are not being conducted in violation of any Legal Requirement, except for possible violations which, individually or in the aggregate, would not have a Material Adverse Effect on Acquiror. No investigation by any governmental entity with respect to Acquiror or any of its Subsidiaries is pending or, to the knowledge of Acquiror, threatened, other than, in each case, those the outcome of which will not have a Material Adverse Effect on Acquiror.

                  4.2.8. Legal Proceedings; Orders. There is no pending Proceeding that has been commenced by or against Acquiror or its Subsidiaries as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect on Acquiror, nor is there any judgment, decree, injunction, rule or order of any governmental entity or arbitrator outstanding against either of the Acquiror Companies having, or which could have, such effect on Acquiror.

5.       COVENANTS.

         5.1. Covenants of Target. During the period from the date of this Agreement and continuing until the Closing Date, Target and the Significant Target Shareholders agree that, except as expressly contemplated or permitted by this Agreement or to the extent that Acquiror shall otherwise consent in writing:

                  5.1.1. Access and Investigation. Between the date of this Agreement and the Closing Date, Target will: (a) afford Acquiror full and free access to Target's personnel, properties (including the opportunity to perform subsurface testing at Acquiror's expense), Contracts, books and records, and other documents and data; (b) furnish Acquiror with copies of all such Contracts, books and records, and other existing documents and data as Acquiror may reasonably request; and (c) furnish Acquiror with such additional financial, operating, and other data and information as Acquiror may reasonably request.

                  5.1.2. Operation of the Business of Target. Except as set forth in Section 5.1.2 of the Target Disclosure Schedule or elsewhere in this Agreement, between the date of this Agreement and the Closing Date, Target will:

                  (a) conduct the business of Target only in the Ordinary Course of Business;

                  (b) use its Best Efforts to preserve intact the current business organization of Target, keep available the services of the current officers, employees, and agents of Target, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with Target; and

                  (c) report periodically to Acquiror concerning the status of the business, operations, and finances of Target.

                  5.1.3. Required Approvals. As promptly as practicable after the date of this Agreement, Target will make all filings required to obtain the Requisite Regulatory Approvals. Between the date of this Agreement and the Closing Date, Target will: (a) cooperate with Acquiror with respect to all filings that Acquiror elects to make or are required to obtain the Requisite Regulatory Approvals; and (b) cooperate with Acquiror in obtaining all consents identified in the Acquiror's Disclosure Schedule.

                  5.1.4. Notification. Between the date of this Agreement and the Closing Date, Target and the Significant Target Shareholders will promptly notify Acquiror in writing if any of them becomes aware of any fact or condition that causes or constitutes a Breach of any of Target's or the Significant Target Shareholders' representations and warranties as of the date of this Agreement, or if Target or any of the Significant Target Shareholders becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Target Disclosure Schedule if the Target Disclosure Schedule were dated the date of the occurrence or discovery of any such fact or condition, Target and the Significant Target Shareholders will promptly deliver to Acquiror a supplement to the Target Disclosure Schedule specifying such change. All representations or warranties of the Significant Target Shareholders which survive the Closing shall, from and after the Closing, be interpreted so as to give effect to all disclosures contained in any such supplements in addition to the disclosures contained in the original Target Disclosure Schedule. During the same period, Target and the Significant Target Shareholders will promptly notify Acquiror of the occurrence of any event that may make the satisfaction of any of the conditions in Section 7 impossible.

                  5.1.5. No Negotiation. Subject in all cases to the fiduciary duty of the Board of Directors of Target as determined by it in good faith after consultation with legal counsel, until such time, if any, as this Agreement is terminated pursuant to Section 8.1, Target will not, and will not authorize or permit any of its officers, directors, or employees or any investment banker, financial advisor, attorney, accountant, or other representative or agent retained by it to participate in any negotiations for any Takeover Proposal or provide third parties with any information relating to any such proposal.

                  5.1.6. Best Efforts. Between the date of this Agreement and the Closing Date, Target will use its Best Efforts to cause the conditions in Section 7 to be satisfied.

                  5.1.7. Target Disclosure Schedules. On the date of this Agreement, Target and the Significant Target Shareholders shall deliver to Acquiror the Target Disclosure Schedules.

         5.2. Covenants of Acquiror Companies. During the period from the date of this Agreement and continuing until the Closing Date, the Acquiror Companies agree that, except as expressly contemplated or permitted by this Agreement or to the extent that Target shall otherwise consent in writing:

                  5.2.1. Dividends and Distributions. Acquiror shall not, and shall not propose to: (a) declare or pay any dividends on or make other distributions in respect of the Acquiror Stock other than cash dividends in amounts determined in accordance with prior practice; or
         (b) split, combine, or reclassify the Acquiror Stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for shares of the Acquiror Stock.

                  5.2.2. Organizational Document Amendments. Neither of the Acquiror Companies shall amend its Organizational Documents so as to adversely affect the rights of holders of Acquiror Stock. If an Acquiror Company amends its Organizational Documents it shall promptly deliver a copy of such amendment to Target.

                  5.2.3. Approvals of Governmental Bodies. As promptly as practicable after the date of this Agreement, the Acquiror Companies will make all filings required to obtain the Requisite Regulatory Approvals. Between the date of this Agreement and the Closing Date, the Acquiror Companies will: (a) cooperate with Target with respect to all filings that Target elects to make or are required to obtain the Requisite Regulatory Approvals; and (b) cooperate with Target in obtaining all consents identified in Part 4.1.3(c) of the Target Disclosure Schedule.

                  5.2.4. Other Actions. Acquiror will not issue any shares of Acquiror Stock for less than fair value except pursuant to employee stock option plans described in the Acquiror SEC Documents or in Part
         5.2.4 of the Acquiror Disclosure Schedule.

                  5.2.5. Best Efforts. Between the date of this Agreement and the Closing Date, the Acquiror Companies will use their respective Best Efforts to cause the conditions in Section 7 to be satisfied.

                  5.2.6. Notification. Between the date of this Agreement and the Closing Date, Acquiror will promptly notify Target in writing if Acquiror becomes aware of any fact or condition that causes or constitutes a Breach of any of Acquiror's representations and warranties as of the date of this Agreement, or if Acquiror becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Acquiror Disclosure Schedule if the Acquiror Disclosure Schedule were dated the date of the occurrence or discovery of any such fact or condition, Acquiror will promptly deliver to Target a supplement to the Acquiror Disclosure Schedule specifying such change. All representations or warranties of Acquiror which survive the Closing shall, from and after the Closing, be interpreted so as to give effect to all disclosures contained in any such supplements in addition to the disclosures contained in the original Acquiror Disclosure Schedule. During the same period, Acquiror will promptly notify Target of the occurrence of any event that may make the satisfaction of the conditions in Section 7 impossible.

                  5.2.7. Acquiror Disclosure Schedules. On the date of this Agreement, Acquiror shall deliver to Target the Acquiror Disclosure Schedules.

6.       ADDITIONAL AGREEMENTS.

         6.1.     Regulatory Matters.

                  6.1.1. Registration Statement. No later than May 31, 1999, Acquiror shall prepare and file with the SEC the Registration Statement; provided, however, that Acquiror shall have no obligation to file the Registration Statement if the representations and warranties set forth in Sections 4.1.24 (with respect to REVIVE Worx) and Section
         4.1.32 are not true and accurate in all repects as of May 31, 1999.

                  6.1.2.  General.

                  (a) The parties hereto shall cooperate with each other and use their Best Efforts to promptly prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings, and other documents, to obtain as promptly as practicable all Governmental Authorizations and Consents of all other Persons necessary or advisable to consummate the Contemplated Transactions. Target and Acquiror shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to Target or the Acquiror Companies, which appears in any filing made with, or written materials submitted to, any third Person or any Governmental Body in connection with the transactions contemplated by this Agreement.

                  (b) Target and each of the Acquiror Companies shall, upon request, use their Best Efforts to furnish each other with all information concerning themselves, their directors, officers, and shareholders, all financial information or other information, including accountant comfort letters relating thereto, certificates, and consents, and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice, or application made by or on behalf of Target or either of the Acquiror Companies to any Governmental Body or any other Person in connection with the Contemplated Transactions.

                  (c) Target and each of the Acquiror Companies shall promptly furnish each other with copies of written communications received by any of them or any of their respective affiliates or associates (as such terms are defined in Rule 12b-2 under the Exchange Act as in effect on the date hereof) from, or delivered by any of the foregoing to, any Governmental Body in respect of the transactions contemplated hereby.

                  6.1.3. Form D. Within 15 days of the Closing Date, Acquiror shall file with the SEC a Form D to the effect that the issuance of the Merger Securities in connection with the Merger was made in reliance on an exemption under Rule 506 promulgated under the Securities Act.

         6.2. Legal Conditions to Mergers. Each of Target and the Acquiror Companies shall use their Best Efforts: (a) to take, or cause to be taken, all actions necessary to comply promptly with any Legal Requirement which may be imposed on such party with respect to the Merger and, subject to the conditions set forth in Section 7, to consummate the Contemplated Transactions; and (b) to obtain (and to cooperate with the other party to obtain) any Governmental Authorization or Consent of any other Person which is required to be obtained or made by such party in connection with the Merger and the Contemplated Transactions. Each of the parties will promptly cooperate with and furnish information to the other in connection with any such condition or restriction suffered by, or requirement imposed upon, any of them in connection with the foregoing.

         6.3. Expenses. Subject to Section 2.6(b) with respect to Deal Expenses, all costs and expenses incurred in connection with the Contemplated Transactions, including legal, accounting and broker fees, shall be paid by the party incurring the same.

         6.4. Additional Agreements; Best Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its Best Efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective the Contemplated Transactions, including, without limitation, cooperating fully with the other parties hereto, providing the other parties hereto with any appropriate information, and making all necessary filings in connection with the Requisite Regulatory Approvals.

         6.5. Addition to Acquiror Board of Directors. Subject to any limitation under the DGCL or under Acquiror's Organizational Documents and also subject to any applicable fiduciary duties, (i) promptly following the Closing the Board of Directors of Acquiror shall take all action required to cause Joseph J. Porfeli to be added to the Board of Directors of Acquiror, and (ii) the Board of Directors shall nominate Joseph J. Porfeli for election to Acquiror's Board of Directors at the next annual meeting of the shareholders of Acquiror.

         6.6. Directors and Officers Insurance. Promptly following the Closing, Acquiror shall secure directors and officers liability insurance coverage for the benefit of the members of its Board of Directors, and shall maintain such coverage in place so long as Joseph J. Porfeli is a member of Acquiror's Board of Directors. Such coverage shall be customary for a public company of similar size and character of Acquiror.

         6.7. Tax Matters. The following provisions shall govern the allocation of responsibility as between Acquiror, Surviving Corporation and Target for certain tax matters following the Closing Date:

                  (a) Tax Periods Ending on or Before the Closing Date. Acquiror shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for Target for all periods ending on or prior to the Closing Date which are filed after the Closing Date. Acquiror shall permit the Significant Target Shareholders to review and comment on each such Tax Return described in the preceding sentence prior to filing. The Significant Target Shareholders shall reimburse Acquiror for Taxes of Target with respect to such periods within fifteen (15) days after payment by Acquiror or the Surviving Corporation of such Taxes to the extent such Taxes are not reflected in the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Closing Balance Sheet.

                  (b) Tax Periods Beginning Before and Ending After the Closing Date. Acquiror shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of Target for Tax periods which begin before the Closing Date and end after the Closing Date (the "Short Period Returns"). The Significant Target Shareholders shall pay to Acquiror within fifteen (15) days after the date on which Taxes are paid with respect to such periods an amount equal to the portion of such Taxes which relates to the portion of such taxable period ending on the Closing Date to the extent such Taxes are not reflected in the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Closing Balance Sheet. For purposes of this Section, in the case of any Taxes that are imposed on a periodic basis and are payable for a Taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such Taxable period ending on the Closing Date shall (x) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction the numerator of which is the number of days in the Taxable period ending on the Closing Date and the denominator of which is the number of days in the entire Taxable period, and (y) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant Taxable period ended on the Closing Date. Any credits relating to a Taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant Taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of Target.

                  (c)      Cooperation on Tax Matters.

                           (i) Acquiror, the Surviving Corporation, Target and the Significant Target Shareholders shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making individuals available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Significant Target Shareholders, Acquiror and the Surviving Corporation agree (A) to retain all books and records with respect to Tax matters pertinent to Target relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Acquiror or the Significant Target Shareholders, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Significant Target Shareholders, Acquiror and the Surviving Corporation, as the case may be, shall allow the other party to take possession of such books and records.

                           (ii) The Significant Target Shareholders, Acquiror and the Surviving Corporation further agree, upon request, to use their Best Efforts to obtain any certificate or other document from any Governmental Body or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

                           (iii) The Significant Target Shareholders, Acquiror and the Surviving Corporation further agree, upon request, to provide the other party with all information that either party may be required to report pursuant to Section 6043 of the IRC and all Treasury Regulations promulgated thereunder.

                  (d) Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement, shall be paid by the Significant Target Shareholders when due, and the Significant Target Shareholders will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, Acquiror will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.




         6.8. Target Employees. On or before the Closing Date, Acquiror or the Surviving Corporation shall have offered employment to each of the individuals whose names are set forth on Schedule 4.1.21 to this Agreement (except for the Persons executing Assignments of Employment Agreements), such offers to be for a position on an at-will basis and having salary and benefits at least equivalent to the salary and benefits paid to such employees by Target immediately preceding the Closing Date.

7.       CONDITIONS PRECEDENT.

         7.1. Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction prior to the Effective Time of the following conditions:

                  7.1.1. Shareholder Approval. This Agreement and the Merger shall have been duly approved by the requisite vote of the Target Shareholders entitled to vote thereon.

                  7.1.2. Requisite Regulatory Approvals. All Requisite Regulatory Approvals shall have been accomplished or obtained and shall be in full force and effect.

                  7.1.3. No Restrictions or Restraints; Illegality. No Order issued by any Governmental Body of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Contemplated Transactions shall be in effect, nor shall any Proceeding by any Governmental Body seeking any of the foregoing be pending, nor shall any Proceeding be pending or threatened against any of Target, either of the Acquiror Companies, or any of their respective directors seeking substantial damages in connection with the Contemplated Transactions. No statute, rule, regulation, order, injunction, or decree shall have been enacted, entered, promulgated, or enforced by any Governmental Body which prohibits, restricts or makes illegal consummation of the Merger.

                  7.1.4. Assignments. The Assignments of Employment Agreements and the Assignments of Noncompete, Nondisclosure and Assignment of Inventions Agreements shall have been executed and delivered.

                  7.1.5. Escrow Agreement. The Escrow Agreement shall have been executed and delivered.

                  7.1.6. Completion of Due Diligence. Acquiror's inspection of Target's books, records and assets and discussions with Target's shareholders, directors, officers and employees and such other "due diligence" investigations and audits deemed appropriate by Acquiror shall not reveal any material violations of this Agreement, or any facts or circumstances that could have a Material Adverse Effect on Target. If this condition is not satisfied, the parties agree to enter into good faith discussions to determine whether the Merger Consideration should be adjusted.

                  7.1.7. Consents of Allied Capital Corporation and NBD Bank. Acquiror shall have received the written consent of Allied Capital Corporation and NBD Bank to the Contemplated Transactions.

                  7.1.8. Value of Merger Securities. The total value of the shares of Acquiror Common Stock included in the Merger Securities must be greater than or equal to the sum of the Cash Component, plus the aggregate amount of Cash Out Amounts and Deal Expenses payable at the Closing. For purposes of this provision, each share of Acquiror Common Stock shall be deemed to have a value equal to the closing price of Acquiror

         Common Stock on the NASDAQ on the day immediately preceding the Closing Date.

         7.2. Conditions to Obligations of the Acquiror Companies. The obligation of the Acquiror Companies to effect the Merger is also subject to the satisfaction or waiver by the Acquiror Companies prior to the Effective Time of the following conditions:

                  7.2.1. Representations and Warranties. The representations and warranties of Target and the Significant Target Shareholders set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Effective Time (without taking into account any supplements to the Target Disclosure Schedule) as though made on and as of such time, except as otherwise contemplated by this Agreement, and the Acquiror Companies shall have received a certificate signed on behalf of Target by its Chief Financial Officer to such effect, and signed by the Significant Target Shareholders to such effect.

                  7.2.2. Performance of Obligations of Target. Target shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and the Acquiror Companies shall have received a certificate signed on behalf of Target by its Chief Financial Officer to such effect.

                  7.2.3. Consents Under Agreements. Each of the Consents identified in Part 4.1.5(b) of the Target Disclosure Schedule, each Consent identified in the Acquiror Disclosure Schedule, and consents to the assignment of the following contracts must have been obtained and must be in full force and effect: (a) IBM Subcontractor Agreement and Statement of Work under IBM Subcontractor Agreement (regarding work to be performed under the STARS & GPSA Projects), (b) Commercial Lease dated October 21, 1997 between J.W. Partnership and Target (relating to property located at 230 East Main Street, Carnegie, PA), and (c) Office Lease dated December 18, 1997 between 3000 Coliseum Investors L.L.C. and Target (relating to property located at 2990 East Coliseum Boulevard, Fort Wayne, IN). In addition to the foregoing, Target and the Significant Target Shareholders shall use their respective Best Efforts to obtain consents to assignments of, or equivalent replacements for, each of the following prior to the Closing: (w) each of the leases and licenses set forth in Part 4.1.12 of the Target Disclosure Schedule, (x) each of the contracts set forth in Part 4.1.18 of the Target Disclosure Schedule (but excluding any of the contracts with Spencer Trask Securities, Incorporated), (y) all of the insurance policies and employee benefit plans set forth in Part 4.1.19 of the Target Disclosure Schedule, and (z) the insurance policies set forth in
         Part 4.1.23 of the Target Disclosure Schedule.

                  7.2.4. Accredited Investors. No Target Shareholder who is not an Accredited Investor and who has selected in such Target Shareholder's Preference Specification to receive Merger Securities, shall have been granted such preference by Target.

                  7.2.5. Tax Opinion. The Acquiror Companies shall have received the opinion of Miller, Canfield, Paddock and Stone, P.L.C., dated the Effective Time, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the IRC.

                  7.2.6. Legal Opinion. The Acquiror Companies shall have received the opinion of Morgan, Lewis & Bockius LLP, counsel to Target, dated the Effective Time, as to such matters as are customary for transactions of this type and in form and substance reasonably acceptable to the Acquiror Companies.

                  7.2.7. Tax Sharing Agreements. All tax sharing agreements or similar agreements with respect to or involving Target shall be terminated as of the Closing Date and, after the Closing Date, Acquiror and the Surviving Corporation shall not be bound thereby or have any liability thereunder.

                  7.2.8. Termination of Agreements with Spencer Trask Securities, Incorporated. The Acquiror Companies shall have received from Target documentation, in form reasonably acceptable to Acquiror, signed by Spencer Trask Securities, Incorporated and Target terminating all agreements and obligations between Target and Spencer Trask Securities, Incorporated.

                  7.2.9. Cancellation Agreements. The Acquiror Companies shall have received from Target duly executed Cancellation Agreements in form and substance reasonably satisfactory to Acquiror from each Person to whom Cash Out Amount would, but for such Cancellation Agreement, be payable pursuant to Section 2.6(a).

                  7.2.10. Good Standing. The Acquiror Companies shall have received a certificate of the Secretary of State of Delaware and each other appropriate governmental official of each of the states set forth in Part 4.1.1 of the Target Disclosure Schedule, dated as of a date reasonably near to the Closing Date, listing all corporate documents relating to Target on file and certifying that Target is a corporation duly organized and in good standing under the laws of such state.

                  7.2.11. Lien Searches. The Acquiror Companies shall have received Uniform Commercial Code lien searches for the states of Pennsylvania, Colorado, New York, Illinois and Indiana, each dated as of a date reasonably near the Closing Date, and each reflecting that the assets of Target are subject to no Encumbrances other than purchase money security interests for fixed assets purchased by Target in the Ordinary Course of Business.

                  7.2.12. Representation and Warranty from Target Shareholders. The Acquiror Companies shall have received a certificate duly executed by each Target Shareholder in which each Target Shareholder represents and warrants to Target and to the Acquiror Companies as follows:

                  (a) Such Target Shareholder is the absolute owner of the Target Stock described in such certificate, free, clear and discharged of and from any and all Encumbrances.

                  (b) Such Target Shareholder will acquire the Merger Securities for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act. Such Target Shareholder is an Accredited Investor and understands that the Merger Securities have not been registered under the Securities Act for purposes of the Contemplated Transactions. Absent an applicable exemption, no Target Shareholder will make any distribution of any of the Merger Securities without such registration and registration or qualification under any state securities laws which may be applicable.

                  7.2.13. Material Adverse Effect. There shall not have been any changes in the business, operations, affairs, properties, assets, liabilities, obligations, profits or condition (financial or otherwise) of Target since the date hereof that are likely to have a Material Adverse Effect on Target.

                  7.2.14. Termination of Stockholders' Agreement. The Stockholders' Agreement among Target, each Management Stockholder (as defined therein), each Investor (as defined therein), Spencer Trask Securities Incorporated and ST Partners shall be terminated as of the Closing Date and, after the Closing Date, and appropriate evidence thereof shall have been delivered to Acquiror on or before the Closing Date.

         7.3. Conditions to Obligations of Target. The obligation of Target to effect the Merger is also subject to the satisfaction or waiver by Target prior to the Effective Time of the following conditions:

                  7.3.1. Representations and Warranties. The representations and warranties of the Acquiror Companies set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Effective Time (without taking into account any supplements to the Acquiror Disclosure Schedule) as though made on and as of such time, except as otherwise contemplated by this Agreement, and Target shall have received a certificate signed on behalf of Acquiror by its Chief Financial Officer to such effect.

                  7.3.2. Performance of Obligations of Acquiror Companies. The Acquiror Companies shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time, and Target shall have received a certificate signed on behalf of Acquiror by its Chief Financial Officer to such effect.

                  7.3.3. Consents Under Agreements. Each of the Consents identified in Part 4.1.5(b) of the Target Disclosure Schedule, and each Consent identified in the Acquiror Disclosure Schedule, must have been obtained and must be in full force and effect.

                  7.3.4. Legal Opinions. Target shall have received the opinion of Miller, Canfield, Paddock and Stone, P.L.C., counsel to the Acquiror Companies, dated the Effective Time, as to such matters as are customary for transactions of this type and in form and substance reasonably acceptable to Target, including, without limitation, that, assuming the Merger Securities are issued only to Accredited Investors, the issuance of the Merger Securities in connection with consummation of the Merger will be exempt from the registration requirements of the Securities Act.

                  7.3.5. Material Adverse Effect. There shall not have been any changes in the business, operations, affairs, properties, assets, liabilities, obligations, profits or condition (financial or otherwise) of Acquiror since the date hereof that are likely to have a Material Adverse Effect on the Acquiror.

                  7.3.6. Tax Opinion. Target shall have received the opinion of Miller, Canfield, Paddock and Stone, P.L.C., dated the Effective Time, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the IRC.

8.       TERMINATION AND AMENDMENT.

         8.1. Termination. This Agreement may be terminated by delivery of written notice at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the Target
Shareholders:

                  (a) by Acquiror or Newco if a material Breach of any provision of this Agreement has been committed by Target or a Significant Target Shareholder, or by Target if a material Breach of any provision of this Agreement has been committed by Acquiror, and (in either such case) such Breach has not been waived;

                  (b) (i) by Acquiror if any of the conditions in Sections 7.1 or 7.2 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Acquiror to comply with its obligations under this Agreement) and Acquiror has not waived such condition on or before the Closing Date; or (ii) by Target if any of the conditions in Sections
         7.1 or 7.3 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Target or any Significant Target Shareholder to comply with its obligations under this Agreement) and Target has not waived such condition on or before the Closing Date;

                  (c) by mutual consent of Acquiror and Target; or

                  (d) by Target or Acquiror if any approval of the Target Shareholders required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at the Target Shareholder Meeting, provided that any such notice of termination must be given not later than 20 days after the conclusion of the Target Shareholder Meeting or within such longer period as may be agreed upon by the parties;

                  (e) by Acquiror if the Board of Directors of Target does not, or shall indicate to Acquiror that it is unwilling or unable to, recommend in the Proxy Statement/Prospectus that its shareholders approve this Agreement, or if after recommending in the Proxy Statement/Prospectus that shareholders approve this Agreement, the Board of Directors of Target shall have withdrawn, modified, or amended such recommendation in any respect materially adverse to the Acquiror Companies, provided that any such notice of termination must be given not later than 20 days after the date Acquiror shall have been advised by Target in writing that it is unable or unwilling to so recommend in the Proxy Statement/Prospectus or that it has withdrawn, modified, or amended such recommendation, or such later date as may be agreed upon by Target and the Acquiror Companies; or

                  (f) by Acquiror or Target if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with such party's obligations under this Agreement) on or before September 4, 1998, or such later date as the parties may agree upon.

         8.2. Effect of Termination. In the event of termination of this Agreement by Target or Acquiror as provided in Section 8.1, this Agreement shall forthwith become void and have no effect except (a) with respect to Sections 6.3, 8.2, 10.3, and 10.4, (b) in the event either of the Acquiror Companies terminates this Agreement as a result of a Breach by Target or any of the Significant Target Shareholders, Target and the Significant Target Shareholders, jointly and severally, shall be required to pay to Acquiror the amount of actual costs and attorneys' fees incurred by the Acquiror Companies in connection with negotiating and otherwise preparing to consummate the Contemplated Transactions; provided, however, that if such Breach was made intentionally or with gross negligence, Target and the Significant Target Shareholers shall be, jointly and severally, required to pay to Acquiror all loss, liability, claim, damage (including incidental, consequential, special, punitive, exemplary and similar damages, lost profits and expenses (including actual costs of investigation and defense and actual attorneys' fees), arising, directly or indirectly, from or in connection with such Breach, and (c) in the event Target terminates this Agreement as a result of a Breach by either of the Acquiror Companies, Acquiror shall be required to pay to Target the amount of actual costs and attorneys' fees incurred by Target in connection with negotiating and otherwise preparing to consummate the Contemplated Transactions; provided, however, that if such Breach was made intentionally or with gross negligence, Acquiror shall be required to pay to Target all loss, liability, claim, damage (including incidental, consequential, special, punitive, exemplary and similar damages, lost profits and expenses (including actual costs of investigation and defense and actual attorneys' fees), arising, directly or indirectly, from or in connection with such Breach. Any amounts payable pursuant to this Section 8.2 shall not be subject to any limitation on liability set forth in Sections 9.2 or
9.4 of this Agreement.

         8.3. Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of Target; provided, however, that after any such approval, no amendment shall be made which by law requires further approval by such shareholders, without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         8.4. Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed: (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

9.       INDEMNIFICATION; REMEDIES.

         9.1. Survival. Subject to the time limitations set forth in Section 9.5, all representations, warranties, covenants, and obligations in this Agreement, the Target Disclosure Schedule, the Acquiror Disclosure Schedule, the supplements to the Target Disclosure Schedule, the Supplements to the Acquiror Disclosure Schedule, the certificates delivered pursuant to Section 7.2.1 and
7.3.1 and any other certificate or document delivered pursuant to this Agreement will survive the Closing. To the extent the Acquiror Companies are entitled to indemnification pursuant to this Section 9, they may fulfill such claim for indemnification, in whole or in part, from the Escrow Account (to the extent thereof), by following the procedures set forth in the Escrow Agreement, or directly against Target or the Significant Target Shareholders. Notwithstanding anything else set forth in this Agreement, if the Closing occurs, neither of the Acquiror Companies shall seek recovery against Target for any Breach of any representation, warranty, covenant, or obligation in this Agreement, the Target Disclosure Schedule, the supplements to the Target Disclosure Schedule, the certificate delivered pursuant to Section 7.2.1 and any other certificate or document delivered by Target pursuant to this Agreement; provided, however, that the foregoing shall not limit the rights and remedies of the Acquiror Companies against any other Person.

         9.2. Indemnification and Payment of Damages By Target Shareholders. The Significant Target Shareholders and Target, jointly and severally, will indemnify and hold harmless the Acquiror Companies, their Subsidiaries and their respective Representatives, stockholders, controlling persons, and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (excluding incidental, consequential, special, punitive, exemplary or similar damages (including lost profits)) or expense (including reasonable costs of investigation and defense and reasonable attorneys' fees), whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

                  (a) any Breach of any representation or warranty made by the Target Shareholders or Target in this Agreement (without giving effect to any supplement to the Target Disclosure Schedule), the Target Disclosure Schedule, the supplements to the Target Disclosure Schedule, or any other certificate or document delivered by Target or the Target Shareholders pursuant to this Agreement;

                  (b) any Breach of any representation or warranty made by the Significant Target Shareholders or Target in this Agreement as if such representation or warranty were made on and as of the Closing Date without giving effect to any supplement to the Target Disclosure Schedule, other than any such Breach that is disclosed in a supplement to the Target Disclosure Schedule and is expressly identified in the certificate delivered pursuant to Section 7.2.1 as having caused the condition specified in
         Section 7.1 not to be satisfied;

                  (c) any Breach by any Significant Target Shareholder or Target of any covenant or obligation in this Agreement;

                  (d) any product shipped or manufactured by, or any services provided by, Target prior to the Closing Date;

                  (e) any matter disclosed in Part 4.1.9 of the Target Disclosure Schedule;

                  (f) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with any Target Shareholder or Target (or any Person acting on their behalf) in connection with any of the Contemplated Transactions;

                  (g) any liability of Target for (i) Taxes of Target for any taxable year or taxable period (or portion thereof) ending on or prior to the Closing Date, (ii) one-half of the costs of preparing and filing the Short Period Returns pursuant to Section 6.7(b), (iii) one-half of any transfer taxes pursuant to Section 6.7(d), or (iv) any several liability of Target under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign law for Taxes of any Person other than Acquiror for any taxable year or tax period (or portion thereof) ending on or prior to the Closing Date; or

                  (h) any claim by any Target Shareholder who is not an Accredited Investor which claim relates to the failure of such Target Shareholder to receive Merger Securities in connection with the Merger even though such Target Shareholder elected to receive Merger Securities in such Target Shareholder's Preference Specification.

Notwithstanding anything to the contrary set forth above in the definition of "Damages" or in parts (a) and (b) of this Section 9.2, in the event of a Breach of the representations and warranties set forth in Sections 4.1.24 (only if such Breach relates to REVIVE Worx, including but not limited to the technology incorporated in it, processes used by it, or source code incorporated in it),
4.1.31 or 4.1.32, for purposes of parts (a) and (b) of this Section 9.2 the term "Damages" shall include incidental, consequential, special, punitive, and exemplary damages, as well as lost profits, diminution of value and all other items otherwise included in the definition of "Damages" set forth above in this
Section 9.2.

Notwithstanding the foregoing, in the event of a Breach of Section 4.1.32, the Acquiror Companies and the Significant Target Shareholders agree as follows: (a) if such Breach relates solely to the research and development costs exceeding the amount set forth in Section 4.1.32, then the Damages available to the Acquiror Companies with respect to such Breach shall be limited to the excess of the amount spent by the Acquiror Companies on research and development for REVIVE Worx from the Closing Date through and including the date on which the Acquiror Companies completed such research and development over the dollar amount set forth in Section 4.1.32; and (b) if such Breach results from the failure of the Acquiror Companies to develop, on or before March 31, 1999, REVIVE Worx such that it is able to convert both IDMS/ADSO and Datacom/Ideal to Cobol and DB2, whether or not such Breach also results from the research and development costs exceeding the amount set forth in
Section 4.1.32, then the following procedures shall apply: (i) the Acquiror Companies shall not institute any action or make any claim with respect to such Breach until June 30, 1999, (ii) during the period beginning April 1, 1999 and continuing through June 30, 1999, the Acquiror Companies shall continue their research and development activities with respect to REVIVE Worx in a manner consistent with the manner in which the Acquiror Companies handled such research and development activities prior to April 1, 1999, (iii) in the event that, on or before June 30, 1999, the Acquiror Companies have developed REVIVE Worx such that it is able to convert both IDMS/ADSO and Datacom/Ideal to Cobol and DB2, then the Damages available to the Acquiror Companies with respect to such Breach shall be limited to the excess, if any, of the amount spent by the Acquiror Companies on research and development for REVIVE Worx from the Closing Date through and including the date on which the Acquiror Companies completed such research and development over the dollar amount set forth in Section 4.1.32;
(iv) in the event that, on or before June 30, 1999, the Acquiror Companies have not developed REVIVE Worx such that it is able to convert both IDMS/ADSO and Datacom/Ideal to Cobol and DB2, then the Acquiror Companies shall be entitled to pursue all rights it shall have with respect to such Breach under this Agreement.

Subject to Section 8.2, the remedies provided in Sections 9.2 and 9.3 shall be the exclusive monetary remedies available to the Acquiror Companies or the other Indemnified Persons with respect to this Agreement and the Contemplated Transactions, except that nothing in this Agreement shall limit in any way the availability of specific enforcement, injunctive relief, or other equitable remedies which a party might otherwise be entitled.

Damages subject to indemnification or reimbursement under this Section 9.2 or under Section 9.3 shall be net of any insurance proceeds received by the Indemnified Person.

         9.3. Indemnification and Payment of Damages By Target and Significant Target Shareholders--Environmental Matters. In addition to the provisions of
Section 9.2, the Significant Target Shareholders and Target, jointly and severally, will indemnify and hold harmless the Acquiror Companies, their Subsidiaries and the other Indemnified Persons for, and will pay to the Acquiror Companies, their Subsidiaries and the other Indemnified Persons the amount of, any Damages (including costs of cleanup, containment, or other remediation) arising, directly or indirectly, from or in connection with:

                  (a) any Environmental, Health, and Safety Liabilities arising out of or relating to: (i) (A) the ownership, operation, or condition at any time on or prior to the Closing Date of the Facilities or any other properties and assets (whether real, personal, or mixed and whether tangible or intangible) in which the Target Shareholders or the Target has or had an interest, or (B) any Hazardous Materials or other contaminants that were present on the Facilities or such other properties and assets at any time on or prior to the Closing Date; or
         (ii) (A) any Hazardous Materials or other contaminants, wherever located, that were, or were allegedly, generated, transported, stored, treated, Released, or otherwise handled by the Target Shareholders or Target or by any other Person for whose conduct they are or may be held responsible at any time on or prior to the Closing Date, or (B) any Hazardous Activities that were, or were allegedly, conducted by the Target Shareholders or Target or by any other Person for whose conduct they are or may be held responsible; or

                  (b) any bodily injury (including illness, disability, and death, and regardless of when any such bodily injury occurred, was incurred, or manifested itself), personal injury, property damage (including trespass, nuisance, wrongful eviction, and deprivation of the use of real property), or other damage of or to any Person, including any employee or former employee of the Target Shareholders or Target or any other Person for whose conduct they are or may be held responsible, in any way arising from or allegedly arising from any Hazardous Activity conducted or allegedly conducted with respect to the Facilities or the operation of Target prior to the Closing Date, or from Hazardous Material that was (i) present or suspected to be present on or before the Closing Date on or at the Facilities (or present or suspected to be present on any other property, if such Hazardous Material emanated or allegedly emanated from any of the Facilities and was present or suspected to be present on any of the Facilities on or prior to the Closing Date) or (ii) Released or allegedly Released by the Target Shareholders or Target or any other Person for whose conduct they are or may be held responsible, at any time on or prior to the Closing Date.

         Acquiror will be entitled to control any Cleanup, any related Proceeding, and, except as provided in the following sentence, any other Proceeding with respect to which indemnity may be sought under this Section 9.3. The procedure described in Section 9.8 will apply to any claim solely for monetary damages relating to a matter covered by this Section 9.3.

         9.4. Indemnification and Payment of Damages by Acquiror. Acquiror will indemnify and hold harmless Target, and will pay to Target the amount of any Damages arising, directly or indirectly, from or in connection with (a) any Breach of any representation or warranty made by Acquiror in this Agreement or in any certificate delivered by Acquiror pursuant to this Agreement, (b) any Breach by Acquiror of any covenant or obligation of Acquiror in this Agreement, or (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Acquiror (or any Person acting on its behalf) in connection with any of the Contemplated Transactions.

Subject to Section 8.2, the remedies provided in this Section 9.4 shall be the exclusive monetary remedies available to Target with respect to this Agreement and the Contemplated Transactions, except that nothing in this Agreement shall limit in any way the availability of specific enforcement, injunctive relief, or other equitable remedies which a party might otherwise be entitled.

Damages subject to indemnification or reimbursement under this Section 9.4 shall be net of any insurance proceeds received by the Indemnified Person.

         9.5.     Time Limitations.

                  (a) If the Closing occurs, the Significant Target Shareholders will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, other than those in Sections 4.1.2, 4.1.4, 4.1.10, 4.1.19, 4.1.20, 4.1.24 and 4.1.33,
         unless
         on or before August 31, 2001 Acquiror notifies the Significant Target Shareholders of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Acquiror; a claim with respect to Section 4.1.10 or 4.1.19 must be made within 3 months after the expiration of the statute of limitations for the applicable tax period or other applicable period; and a claim with respect to Sections 4.1.2, 4.1.4, 4.1.20, 4.1.24 or 4.1.33, or a claim for indemnification or reimbursement not based upon any representation or warranty or any covenant or obligation to be performed and complied with prior to the Closing Date, may be made at any time.

                  (b) If the Closing occurs, the Acquiror Companies will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, unless on or before August 31, 1999, the Significant Target Shareholders notify Acquiror of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by the Significant Target Shareholders.

         9.6. Limitations on Amount--Target and Significant Target Shareholders. Target and the Significant Target Shareholders will have no liability (for indemnification or otherwise) with respect to the matters described in Section
9.2 until the total of all Damages with respect to such matters exceeds $100,000. Target and the Significant Target Shareholders will not be liable, in the aggregate, for indemnification or otherwise to the Acquiror Companies, its Subsidiaries or any other Indemnified Persons under this Agreement for more than an aggregate of 20% of the total value of (i) the Merger Consideration, plus
(ii) the Deal Expenses paid by Acquiror at the Closing, plus (iii) the aggregate amount of Cash Out Amounts paid by Acquiror at the Closing, with each share of Acquiror Common Stock valued for purposes of this provision at the closing price of Acquiror Common Stock on NASDAQ on the date immediately preceding the Closing Date.

         Notwithstanding the foregong, the limitations set forth in this Section
9.6 shall not apply to any of the following matters:

         (i) any intentional or grossly negligent Breach of any of Target's or the Significant Target Shareholders' representations and warranties, covenants or obligations; provided, however, that only the party making such intentional or grossly negligent Breach shall be liable for Damages with respect to such Breach, and if more than one party is so responsible, then all parties responsible for making such intentionaly or grossly negligent Breach shall be jointly and severally liable for Damages with respect to such Breach;

         (ii) any Breach of any of Target's or the Significant Target Shareholders' representations and warranties set forth in Section 4.1.24, if such Breach relates in any way to REVIVE Worx or the technology incorporated in it, processes used by it, source code incorporated in it, or otherwise, or in
Section 4.1.32, provided, however, that Target and the Significant Target Shareholders will not be liable, in the aggregate, for indemnification or otherwise to the Acquiror Companies, its Subsidiaries or any other Indemnified Persons with respect to such a Breach for more than an aggregate of 100% of the total value of (i) the Merger Consideration paid to the Significant Target Shareholders, collectively, plus (ii) the prorata portion of the Deal Expenses attributable to the Significant Target Shareholders, collectively, plus (iii) the total amount of Cash Out Amount paid to the Significant Target Shareholders, collectively, with each share of Acquiror Common Stock valued for purposes of this provision at the closing price of Acquiror Common Stock on the NASDAQ on the date immediately preceding the Closing Date;

         (iii) any matter disclosed in Part 4.1.9 of the Target Disclosure Schedule, provided, however, that Target and the Significant Target Shareholders will have no liability with respect to such matter until the total of all Damages with respect to such matter exceeds $10,000;

         (iv) any claim by any Target Shareholder who is not an Accredited Investor which claim relates to the failure of such Target Shareholder to receive Merger Securities in connection with the Merger even though such Target Shareholder elected to receive Merger Securities in such Target Shareholder's Preference Specification; or

         (v) any Breach of Section 4.1.20.

         9.7. Limitations on Amount--Acquiror Companies. The Acquiror Companies will have no liability (for indemnification or otherwise) with respect to the matters described in Section 9.4 until the total of all Damages with respect to such matters exceeds $100,000. The Acquiror Companies will not be liable, in the aggregate, for indemnification or otherwise to Target or the Significant Target Shareholders or any other Indemnified Persons under this Agreement for more than an aggregate of 20% of the total value of (i) the Merger Consideration, plus
(ii) the Deal Expenses paid by Acquiror at the Closing, plus (iii) the aggregate amount of Cash Out Amounts paid by Acquiror at the Closing, with each share of Acquiror Common Stock valued for purposes of this provision at the closing price of Acquiror Common Stock on NASDAQ on the date immediately preceding the Closing.

         9.8.     Procedure for Indemnification--Third Party Claims.

                  (a) Promptly after receipt by an indemnified party under
         Section 9.2, 9.4, or (to the extent provided in the last sentence of Section 9.3) Section 9.3 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

                  (b) If any Proceeding referred to in Section 9.8(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will, unless the claim involves Taxes, be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 9 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and
         (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

                  (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

                  (d) Target and the Target Shareholders hereby consent to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on the Target or the Significant Target Shareholders with respect to such a claim anywhere in the world.

         9.9. Procedure for Indemnification--Other Claims. A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

         9.10. Indemnification Payments Treated As Adjustment to Purchase Price. All indemnification payments made pursuant to this Article 9 shall be treated for Tax purposes as adjustments to the Merger Consideration (purchase price).

         9.11. Merger Consideration. The parties hereto agree that the Merger Consideration is being paid solely to acquire control of Target and, except as otherwise required by law, none of them shall (or permit any Affiliate to) report or treat any part of the Merger Consideration as allocable to anything other than payment for Target Stock.

10.      GENERAL PROVISIONS.

         10.1. Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when: (a) delivered by hand (with written confirmation of receipt); (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested; or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

Target, Joseph J.
Porfeli or
Donald J. Currie:                   REVIVE Technologies Incorporated
                                    230 East Main Street, Suite 200
                                    Carnegie, PA 15106
                                    Attention: Joseph J. Porfeli
                                    Telecopy No.: (412) 276-6901

with a copy to:                     Morgan, Lewis & Bockius LLP
                                    One Oxford Centre
                                    Thirty-Second Floor
                                    Pittsburgh, PA 15219-1417
                                    Attention: Eric Kline
                                    Telecopy No.: (412) 560-3399

Oshkim Limited
Partners, L.P. or
Kimberlin Family
Partners, L.P.:                     Spencer Trask Securities Incorporated
                                    535 Madison Avenue
                                    18th Floor
                                    New York, NY 10022
                                    Attention: Kevin Kimberlin
                                    Telecopy No.: (

with a copy to:

                                    Attention:
                                    Telecopy No:

Acquiror or Newco:                  Enterprise Software, Inc.
                                    38705 Seven Mile Road
                                    Livonia, MI 48152
                                    Attention: Robert A. Blay
                                    Telecopy No.: (248) 380-5386

with a copy to:                     Miller, Canfield, Paddock and Stone, P.L.C.
                                    150 West Jefferson Avenue, Suite 2500
                                    Detroit, MI 48226
                                    Attention: Bruce D. Birgbauer, Esq.
                                    Telecopy No.: (313) 496-8451

         10.2. Public Announcements. So long as this Agreement shall remain in effect, any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Acquiror and Target mutually determine (the "Mutual Press Release"). Unless consented to in writing by the other parties in advance or required by Legal Requirements, while this Agreement shall remain in effect each party shall keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. Target and Acquiror will mutually determine the means and timing by which Target and its employees, customers, and suppliers and others having dealings with Target will be informed of the Contemplated Transactions.

         10.3. Confidentiality. Each party to this Agreement will maintain in confidence, hold in trust for the other, and not use in any way except as expressly permitted, any Information obtained from such other party or such other party's Subsidiaries in connection with this Agreement or the Contemplated Transactions, and each party to this Agreement will cause its respective Subsidiaries, directors, officers, employees, agents, and advisers to do the same, unless: (a) such Information is or becomes publicly available through no fault of the party disclosing or using such Information; (b) the use of such Information is necessary or appropriate in making any filing or obtaining any Requisite Regulatory Approval; or (c) the furnishing or use of such Information is required by or necessary or appropriate in connection with legal proceedings, provided, however, that the responding party shall first have given notice to the other party hereto and shall have made a reasonable effort to obtain a protective order to limit the disclosure. Information will be disclosed only on a need to know basis and will only be used to the extent required to accomplish the Contemplated Transactions. Information shall not be reproduced in any form except as required to accomplish the Contemplated Transactions. If the Contemplated Transactions are not consummated, each party will return or destroy such Information of the other party (and all copies or extracts) as the other party may request in writing. Furthermore, no party will hire employees of another party for a period of two (2) years from the date hereof. Each party hereby acknowledges and agrees that in the event of any Breach of this Section by the other party, including, without limitation, the actual or threatened disclosure or unauthorized use of a disclosing party's Information, or hiring of employees of the other party, in violation of this Section, the disclosing party will suffer an irreparable injury, such that no remedy at law will afford it adequate protection against, or appropriate compensation for, such injury. Accordingly, each party hereby agrees that the other party shall be entitled to specific performance of the receiving party's obligations under this Section as well as such further relief as may be granted by a court of competent jurisdiction.

         10.4. Arbitration. All disputes arising in connection with this Agreement shall be finally settled by arbitration in Southfield, Michigan under the auspices of the AAA applying the Commercial Rules of the AAA in effect at that time by three arbitrators--one appointed by Acquiror, one appointed by the Significant Target Shareholders, and the third appointed by the first two. The arbitrators shall hear and dispose of any dispute in such manner as they shall determine, but in so doing they shall be required to receive the submissions of the parties with respect to the dispute and shall be entitled to receive and rely on expert testimony on an individual or individuals knowledgeable in the area of technology and software development. The arbitrators shall base their award with respect to the matter before them on the contents of this Agreement and on applicable provisions law. The award of the arbitrators may be, alternatively or cumulatively, for monetary damages, an order requiring the performance of nonmonetary obligations, or any other appropriate order or remedy. The award shall assign costs of the arbitration to one or more parties. The decision of the arbitrators shall be rendered in writing with all reasonable expedition, shall set out the reasons therefor, and shall be final and binding on the parties. Judgment upon the arbitration award rendered may be entered in any court having jurisdiction, or application may be made to any such court for judicial acceptance of the award and an order of enforcement or execution, as the case may be.

         10.5. Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law: (a) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (b) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

         10.6. Entire Agreement and Modification. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter and constitutes a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter; provided, however, that this Agreement shall not supersede the Mutual Non-Disclosure Agreement entered into between Acquiror and Target as of July 1, 1998. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

         10.7. Assignments; Successors; No Third-Party Rights. No party may assign any of its rights under this Agreement without the prior consent of the other parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

         10.8. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         10.9. Section Headings; Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms. The parties acknowledge that this Agreement has been the subject of substantial negotiation and that, for purposes of construction of this Agreement, including but not limited to the indemnification provisions, this Agreement shall be deemed to have been drafted by all of the parties hereto and shall not be strictly construed against any of them.

         10.10. Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

         10.11. Governing Law. This Agreement will be governed by the laws of the State of Michigan without regard to conflicts of laws principles.

         10.12. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.


             [THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first above written.


                                               REVIVE Technologies Incorporated


                                               By        /S/
                                                  ---------------------
                                                  Name: Joseph J. Porfeli
                                                  Title: Chairman of the Board,
                                                         Chief Executive
                                                         Officer and President
Attest:

--------------------
Name:
Title:

                                               Enterprise Software, Inc.


                                               By        /S/
                                                  ---------------------
                                                  Name:  Andre A. Blay
                                                  Title: Chairman of the
                                                         Board and Chief
                                                         Executive Officer
Attest:

--------------------
Name:
Title:


                                               Software Acquisition Corporation


                                               By        /S/
                                                  ---------------------
                                                  Name:  Robert A. Blay
                                                  Title: President
Attest:

--------------------
Name:
Title:

                                               Significant Target Shareholders:



                                                        /S/
                                               ---------------------
                                               Joseph J. Porfeli

Witness:


---------------------
Name:


                                                        /S/
                                               ---------------------
                                               Donald J. Currie

Witness:


---------------------
Name:

                                               Oshkim Limited Partners, L.P.


                                               By          /S/
                                                 -----------------------
                                                  Name: Kevin Kimberlin
                                                  Title: General Partner

Attest:


---------------------
Name:
Title:


                                               Kimberlin Family Partners, L.P.


                                               By          /S/
                                                 -----------------------
                                                  Name: Kevin Kimberlin
                                                  Title: General Partner

Attest:


---------------------
Name:

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
PREMISES........................................................................................................-1-

1.       DEFINITIONS AND RULES OF CONSTRUCTION..................................................................-2-
         1.1.     Definitions...................................................................................-2-
                  "AAA".........................................................................................-2-
                  "Accredited Investor".........................................................................-2-
                  "Acquiror"....................................................................................-2-
                  "Acquiror Common Stock".......................................................................-2-
                  "Acquiror Company"............................................................................-2-
                  "Acquiror Disclosure Schedule"................................................................-2-
                  "Acquiror Preferred Stock"....................................................................-2-
                  "Acquiror SEC Documents"......................................................................-2-
                  "Acquiror Stock"..............................................................................-2-
                  "Agreement"...................................................................................-2-
                  "Applicable Contract".........................................................................-2-
                  "Assignments of Employment Agreements"........................................................-2-
                  "Assignments of Noncompete, Nondisclosure and Assignment of
                      Inventions Agreements"....................................................................-3-
                  "Best Efforts"................................................................................-3-
                  "Breach"......................................................................................-3-
                  "Cash Component"..............................................................................-3-
                  "CERCLA"......................................................................................-3-
                  "Certificate of Merger".......................................................................-3-
                  "Certificates"................................................................................-3-
                  "Closing".....................................................................................-3-
                  "Closing Balance Sheet".......................................................................-3-
                  "Closing Date"................................................................................-3-
                  "Consent".....................................................................................-3-
                  "Contemplated Transactions"...................................................................-4-
                  "Contract"....................................................................................-4-
                  "Damages".....................................................................................-4-
                  "Deal Expenses"...............................................................................-4-
                  "DGCL"........................................................................................-4-
                  "Effective Time"..............................................................................-4-
                  "Encumbrance".................................................................................-4-
                  "Environment".................................................................................-4-
                  "Environmental, Health, and Safety Liabilities"...............................................-4-
                  "Environmental Law"...........................................................................-5-
                  "ERISA".......................................................................................-6-
                  "Escrow Agreement"............................................................................-6-
                  "Exchange Act"................................................................................-6-

                  "Facilities"..................................................................................-6-
                  "GAAP"........................................................................................-6-
                  "Governmental Authorization"..................................................................-6-
                  "Governmental Body"...........................................................................-6-
                  "Hazardous Activity"..........................................................................-6-
                  "Hazardous Materials".........................................................................-7-
                  "Information".................................................................................-7-
                  "IRC".........................................................................................-7-
                  "IRS".........................................................................................-7-
                  "Knowledge"...................................................................................-7-
                  "Legal Requirement"...........................................................................-7-
                  "Material Adverse Effect".....................................................................-7-
                  "Merger"......................................................................................-8-
                  "Merger Consideration"........................................................................-8-
                  "Merger Securities"...........................................................................-8-
                  "Newco".......................................................................................-8-
                  "Newco Stock".................................................................................-8-
                  "Occupational Safety and Health Law"..........................................................-8-
                  "Order".......................................................................................-8-
                  "Ordinary Course of Business".................................................................-8-
                  "Organizational Documents"....................................................................-8-
                  "Person"......................................................................................-9-
                  "Preference Specification"....................................................................-9-
                  "Proceeding"..................................................................................-9-
                  "RCRA"........................................................................................-9-
                  "Registration Statement"......................................................................-9-
                  "Related Person"..............................................................................-9-
                  "Release"....................................................................................-10-
                  "Representative".............................................................................-10-
                  "Requisite Regulatory Approvals".............................................................-10-
                  "Returns"....................................................................................-10-
                  "SEC"........................................................................................-10-
                  "Securities Act".............................................................................-10-
                  "Significant Target Shareholders"............................................................-11-
                  "Subsidiary".................................................................................-11-
                  "Surviving Corporation"......................................................................-11-
                  "Takeover Proposal"..........................................................................-11-
                  "Target".....................................................................................-11-
                  "Target Disclosure Schedule".................................................................-11-
                  "Target Financial Statements"................................................................-11-
                  "Target Shareholder".........................................................................-11-
                  "Target Shareholder Meeting".................................................................-11-
                  "Target Stock"...............................................................................-11-
                  "Tax Return".................................................................................-11-
                  "Taxes"......................................................................................-12-

                  "Threat of Release"..........................................................................-12-
                  "Threatened".................................................................................-12-
                  "Violation"..................................................................................-12-
                  "Voting Debt"................................................................................-12-
         1.2.     Plurals......................................................................................-12-
         1.3.     Gender.......................................................................................-12-

2.       THE MERGER AND RELATED TRANSACTIONS...................................................................-13-
         2.1.     Effective Time...............................................................................-13-
         2.2.     Effects of the Merger........................................................................-13-
         2.3.     Effect on Capital Stock......................................................................-13-
                  (a)      Cancellation of Treasury Stock and Target-Owned Stock...............................-13-
                  (b)      Conversion of Target Stock..........................................................-14-
                  (c)      Adjustment of Merger Consideration..................................................-15-
                  (d)      No Change in Newco Stock............................................................-16-
         2.4.     Escrow Amount................................................................................-16-
         2.5.     Exchange of Certificates.....................................................................-17-
                  (a)      Exchange Agent......................................................................-17-
                  (b)      Exchange Procedures.................................................................-17-
                  (c)      Distributions with Respect to Unexchanged Shares; Voting............................-18-
                  (d)      Transfers...........................................................................-18-
                  (e)      Fractional Shares...................................................................-18-
                  (f)      Termination of Exchange Fund........................................................-19-
                  (g)      Withholding Rights..................................................................-19-
                  (h)      Lost Certificate(s).................................................................-19-
         2.6.     Other Payments At Closing....................................................................-19-
                  (a)      Payments to Option and Warrant Holders..............................................-19-
                  (b)      Deal Expenses.......................................................................-20-
                  (c)      Payoff of Outstanding Notes.........................................................-21-
         2.7.     Target Shareholder Meeting...................................................................-21-
         2.8.     Newco Shareholder Action.....................................................................-22-
         2.9.     Tax Consequences.............................................................................-22-

3.       THE CLOSING...........................................................................................-22-
         3.1.     Closing Date.................................................................................-22-
         3.2.     Further Assurances...........................................................................-22-

4.       REPRESENTATIONS AND WARRANTIES........................................................................-22-
         4.1.     Representations and Warranties of Target.....................................................-22-
                  4.1.1.  Organization and Good Standing.......................................................-22-
                  4.1.2.  Capital Structure....................................................................-23-
                  4.1.3.  Subsidiaries.........................................................................-23-
                  4.1.4.  Title and Authorization Relative to this
                                    Agreement..................................................................-23-
                  4.1.5.  Consents and Approvals; No Violation.................................................-24-

                  4.1.6.  Target Financial Statements..........................................................-25-
                  4.1.7.  No Undisclosed Liabilities...........................................................-25-
                  4.1.8.  Compliance with Legal Requirements;
                                    Governmental Authorizations................................................-25-
                  4.1.9.  Legal Proceedings; Orders............................................................-27-
                  4.1.10.  Taxes...............................................................................-28-
                  4.1.11.  Books and Records...................................................................-30-
                  4.1.12.  Title to Properties; Encumbrances...................................................-31-
                  4.1.13.  Condition and Sufficiency of Assets.................................................-32-
                  4.1.14.  Accounts Receivable.................................................................-32-
                  4.1.15.  Inventory...........................................................................-33-
                  4.1.16.  [RESERVED]..........................................................................-33-
                  4.1.17.  Absence of Certain Changes or Events................................................-33-
                  4.1.18.  Contracts; No Defaults..............................................................-34-
                  4.1.19.  Employee Benefit....................................................................-35-
                  4.1.20.  Environmental Matters...............................................................-40-
                  4.1.21.  Employees...........................................................................-42-
                  4.1.22.  Labor Relations; Compliance.........................................................-42-
                  4.1.23.  Insurance...........................................................................-43-
                  4.1.24.  Intellectual Property...............................................................-45-
                  4.1.25.  Other Assets........................................................................-48-
                  4.1.26.  Brokers and Finders.................................................................-49-
                  4.1.27.  Certain Payments....................................................................-49-
                  4.1.28.  Disclosure..........................................................................-49-
                  4.1.29.  Relationships With Related Persons..................................................-49-
                  4.1.30.  Year 2000 Matters...................................................................-50-
                  4.1.31.  Suppliers and Customers.............................................................-50-
                  4.1.32.  REVIVE Worx.........................................................................-51-
                  4.1.33.  Business Information Systems, Inc...................................................-51-
         4.2.  Representations and Warranties of the Acquiror
                           Companies...........................................................................-51-
                  4.2.1.  Organization, Standing, and Power....................................................-51-
                  4.2.2.  Capital Structure....................................................................-52-
                  4.2.3.  Authority............................................................................-53-
                  4.2.4.  The Merger Consideration.............................................................-54-
                  4.2.5.  Brokers and Finders..................................................................-54-
                  4.2.6.  Certain Proceedings..................................................................-54-
                  4.2.7.  Governmental Authorizations..........................................................-54-
                  4.2.8.  Legal Proceedings; Orders............................................................-54-

5.       COVENANTS.............................................................................................-55-
         5.1.     Covenants of Target..........................................................................-55-
                  5.1.1.  Access and Investigation.............................................................-55-
                  5.1.2.  Operation of the Business of Target..................................................-55-
                  5.1.3.  Required Approvals...................................................................-55-

                  5.1.4.  Notification.........................................................................-55-
                  5.1.5.  No Negotiation.......................................................................-56-
                  5.1.6.  Best Efforts.........................................................................-56-
                  5.1.7.  Target Disclosure Schedules..........................................................-56-
         5.2.     Covenants of Acquiror Companies..............................................................-56-
                  5.2.1.  Dividends and Distributions..........................................................-56-
                  5.2.2.  Organizational Document Amendments...................................................-57-
                  5.2.3.  Approvals of Governmental Bodies.....................................................-57-
                  5.2.4.  Other Actions........................................................................-57-
                  5.2.5.  Best Efforts.........................................................................-57-
                  5.2.6.  Notification.........................................................................-57-
                  5.2.7.  Acquiror Disclosure Schedules........................................................-58-

6.       ADDITIONAL AGREEMENTS.................................................................................-58-
         6.1.     Regulatory Matters...........................................................................-58-
                  6.1.1.  Registration Statement...............................................................-58-
                  6.1.2.  General..............................................................................-58-
                  6.1.3.  Form D...............................................................................-59-
         6.2.     Legal Conditions to Mergers..................................................................-59-
         6.3.     Expenses.....................................................................................-59-
         6.4.     Additional Agreements; Best Efforts..........................................................-59-
         6.5.     Addition to Acquiror Board of Directors......................................................-59-
         6.6.     Directors and Officers Insurance.............................................................-59-
         6.7.     Tax Matters..................................................................................-60-
         6.8.     Target Employees.............................................................................-62-

7.       CONDITIONS PRECEDENT..................................................................................-62-
         7.1.     Conditions to Each Party's Obligation To Effect the Merger...................................-62-
                  7.1.1.  Shareholder Approval.................................................................-62-
                  7.1.2.  Requisite Regulatory Approvals.......................................................-62-
                  7.1.3.  No Restrictions or Restraints; Illegality............................................-62-
                  7.1.4.  Assignments..........................................................................-63-
                  7.1.5.  Escrow Agreement.....................................................................-63-
                  7.1.6.  Completion of Due Diligence..........................................................-63-
                  7.1.7.  Consents of Allied Capital Corporation and
                                    NBD Bank...................................................................-63-
                  7.1.8.  Value of Merger Securities...........................................................-63-
         7.2.     Conditions to Obligations of the Acquiror Companies
                                                                                                               -63-
                  7.2.1.  Representations and Warranties.......................................................-63-
                  7.2.2.  Performance of Obligations of Target.................................................-64-
                  7.2.3.  Consents Under Agreements............................................................-64-
                  7.2.4.  Accredited Investors.................................................................-64-
                  7.2.5.  Tax Opinion..........................................................................-64-
                  7.2.6.  Legal Opinion........................................................................-64-

                  7.2.7.  Tax Sharing Agreements...............................................................-64-
                  7.2.8.  Termination of Agreements with Spencer
                                    Trask Securities, Incorporated.............................................-65-
                  7.2.9.  Cancellation Agreements..............................................................-65-
                  7.2.10.  Good Standing.......................................................................-65-
                  7.2.11.  Lien Searches.......................................................................-65-
                  7.2.12.  Representation and Warranty from Target
                                    Shareholders...............................................................-65-
                  7.2.13.  Material Adverse Effect.............................................................-66-
                  7.2.14.  Termination of Stockholders' Agreement..............................................-66-
         7.3.     Conditions to Obligations of Target..........................................................-66-
                  7.3.1.  Representations and Warranties.......................................................-66-
                  7.3.2.  Performance of Obligations of Acquiror
                                    Companies..................................................................-66-
                  7.3.3.  Consents Under Agreements............................................................-66-
                  7.3.4.  Legal Opinions.......................................................................-67-
                  7.3.5.  Material Adverse Effect..............................................................-67-
                  7.3.6.  Tax Opinion..........................................................................-67-

8.       TERMINATION AND AMENDMENT.............................................................................-67-
         8.1.     Termination..................................................................................-67-
         8.2.     Effect of Termination........................................................................-68-
         8.3.     Amendment....................................................................................-69-
         8.4.     Extension; Waiver............................................................................-69-

9.       INDEMNIFICATION; REMEDIES.............................................................................-69-
         9.1.     Survival.....................................................................................-69-
         9.2.     Indemnification and Payment of Damages By Target Shareholders................................-70-
         9.3.     Indemnification and Payment of Damages By Target and Significant Target
                  Shareholders--Environmental Matters..........................................................-72-
         9.4.     Indemnification and Payment of Damages by Acquiror...........................................-73-
         9.5.     Time Limitations.............................................................................-74-
         9.6.     Limitations on Amount--Target and Significant Target Shareholders............................-74-
         9.7.              Limitations on Amount--Acquiror Companies...........................................-75-
         9.8.     Procedure for Indemnification--Third Party Claims............................................-76-
         9.9.     Procedure for Indemnification--Other Claims..................................................-77-
         9.10.    Indemnification Payments Treated As Adjustment
                           to Purchase Price...................................................................-77-
         9.11.    Merger Consideration.........................................................................-77-

10.      GENERAL PROVISIONS....................................................................................-77-
         10.1.  Notices........................................................................................-77-
         10.2.  Public Announcements...........................................................................-78-
         10.3.  Confidentiality................................................................................-79-

         10.4.  Arbitration....................................................................................-79-
         10.5.  Waiver.........................................................................................-80-
         10.6.  Entire Agreement and Modification..............................................................-80-
         10.7.  Assignments; Successors; No Third-Party Rights.................................................-80-
         10.8.  Severability...................................................................................-81-
         10.9.  Section Headings; Construction.................................................................-81-
         10.10.  Time of Essence...............................................................................-81-
         10.11.  Governing Law.................................................................................-81-
         10.12.  Counterparts..................................................................................-81-

                                    EXHIBITS

1.       Preference Specification
2.       Accredited Investor Certificate
3.       Assignment of Employment Agreement
4.       Assignment of Noncompete, Nondisclosure and Assignment of Inventions
         Agreement

                                EXHIBITS 1 AND 2

                       PROXY AND PREFERENCE SPECIFICATION


                        REVIVE TECHNOLOGIES INCORPORATED
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                         SPECIAL MEETING OF STOCKHOLDERS
                                 AUGUST 24, 1998



                                    SECTION A

                  The undersigned stockholder of REVIVE Technologies Incorporated (the "Company") hereby appoints Stephen McMahon, as the attorney and proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock, par value $.01 per share, of the Company which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of the Company, to be held at 230 East Main Street, Suite 200, Carnegie, Pennsylvania 15106, on Monday, August 24, 1998, commencing at 10:00 a.m., local time, and at any adjournment or postponement thereof, as follows:

1. APPROVAL OF THE MERGER OF THE COMPANY WITH AND INTO SOFTWARE ACQUISITION CORPORATION, PURSUANT TO AND IN ACCORDANCE WITH THE AGREEMENT OF MERGER DATED AS OF AUGUST 4, 1998 BY AND AMONG ENTERPRISE SOFTWARE, INC., SOFTWARE ACQUISITION CORPORATION, THE COMPANY AND CERTAIN STOCKHOLDERS.


         / / FOR*             / / AGAINST*                 / / ABSTAIN*


In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting.

UNLESS OTHERWISE SPECIFIED, THE SHARES OF COMMON STOCK REPRESENTED HEREBY WILL BE VOTED "FOR" THE APPROVAL OF PROPOSAL 1.

*ALL STOCKHOLDERS, EXCEPT THOSE ASSERTING DISSENTERS RIGHTS, SHOULD COMPLETE SECTIONS B AND C AND SIGN THIS PROXY CARD. IN ORDER TO AVOID BACK-UP WITHHOLDING OF TAXES, YOU MUST ALSO CERTIFY AS TO YOUR TAX STATUS.

                                    SECTION B

   (1) Please check ONE of the following preferences for the form of consideration to be received in the proposed Merger:

   ____  All cash;

   ____  All shares of ESI common stock;

   ____  A combination of cash and ESI common stock.

   The undersigned understands and acknowledges that, while the Company intends to use its best efforts to honor the preference expressed, circumstances may render deviating from such preference necessary and that the preference specified above in no way binds the Company. IN MAKING THIS DETERMINATION (I) NON-ACCREDITED INVESTORS, IF ANY, MAY ONLY RECEIVE CASH CONSIDERATION, (II) THE MAXIMUM CASH CONSIDERATION AVAILABLE WILL BE PAID TO STOCKHOLDERS WHO ELECT TO RECEIVE "ALL CASH," AND THE MAXIMUM STOCK CONSIDERATION AVAILABLE WILL BE PAID TO STOCKHOLDERS WHO ELECT TO RECEIVE "ALL SHARES OF ESI STOCK", AND (III) THOSE STOCKHOLDERS WHO ELECT TO RECEIVE "A COMBINATION OF CASH AND ESI COMMON STOCK" WILL RECEIVE A PRO-RATED AMOUNT OF THE REMAINING CASH CONSIDERATION AND STOCK CONSIDERATION, AFTER THE SATISFACTION OF (I) AND (II) ABOVE.


   (2) Please complete Part A or Part B, as applicable:


   ________ (A) By marking an "X" to in the space to the left, the undersigned (hereinafter "Stockholder") hereby certifies that Stockholder is an "accredited investor" as that term is defined in Regulation D adopted pursuant to the Securities Act of 1933, as amended.

   The specific category(s) of accredited investor applicable to Stockholder is checked below (please check as many as are applicable):

   _____ i. an individual whose individual net worth, or joint net worth with that individual's spouse, exceeds $1,000,000 (including the value of homes, home furnishings and personal automobiles);

   _____ ii. an individual who had an individual income in excess of $200,000 in the last two calendar years or joint income with that person's spouse in excess of $300,000 in each of those years and who reasonably expects to reach the same income level in the current calendar year. For purposes of this offering, individual income shall equal adjusted gross income, as reported in the investor's federal income tax return, less any income attributable to a spouse or to property owned by the spouse, and as may be further adjusted in accordance with the rules, regulations, and releases of the Commission;

   _____ iii. a bank as defined in Section 3(a)(2) of the Federal Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Federal Act, whether acting in its individual or fiduciary capacity; an insurance company as defined in Section 2(13) of the Federal Act; an investment company registered under the Investment Company Act of 1940 (the "1940 Act") or a business development company as defined in Section 2(a)(48) of the 1940 Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974
             ("ERISA"), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or if a self-directed plan, with investment decisions made solely by persons that are accredited investors;


   _____     iv. a private business development company as defined in
             Section 202(a)(22) of the Investment  Advisers Act of 1940;

   _____ v. an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

   _____ vi. an individual who is a director or executive officer of the Company; or

   _____ vii. an entity in which all of the equity owners are accredited investors as set forth above.



   _________ (B) By marking an "X" in the space to the left, Stockholder hereby certifies that Stockholder IS NOT an "accredited investor" as that term is defined in Regulation D adopted pursuant to the Securities Act of 1933, as amended.

                                    SECTION C

Each stockholder tendering REVIVE shares must certify as to the following to REVIVE Enterprise Software, Inc. And Software Acquisition Corporation:

(1) The undersigned (hereinafter "Stockholder") is the absolute owner of shares of Common Stock, par value $.01 per share, of REVIVE Technologies Incorporated, free, clear and discharged from any and all charges, claims, community property interests, conditions, equitable interests, liens, options, pledges, security interests, rights of first refusal or other restrictions of any kind.

(2) The undersigned (i) will acquire shares of stock of ESI, if any, in the proposed merger, for his or its own account and not with a view to their distribution, and (ii) understands that the shares of ESI stock received have not been registered under the Securities Act, and, as restricted shares, may not be transferred absent a valid exemption under the Securities Act and applicable state law.

(3) By signing this Proxy and Preference Specification, Stockholder hereby acknowledges and agrees that, upon the consummation of the Merger and the simultaneous dissolution of the Company, (i) the Registration Rights Agreement by and among the Company and each stockholder shall terminate and be of no further force and effect; (ii) the Stockholders' Agreement by and among the Company, each Management Stockholder (as defined therein), each stockholder signatory thereto, Spencer Trask Securities Incorporated and ST Partners shall, pursuant to Section 7(b) thereof, automatically terminate; and (iii) there can be no assurance that the Preference Specifications specified by the stockholder will be honored in its entirety.


Dated: August ______, 1998


                                    -------------------------------------
                                    Signature of Stockholder


                                    -------------------------------------
                                    Signature of Stockholder

NOTE: Please sign this proxy exactly as your name(s) appear(s) on your stock certificate. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such, and if signing as a corporation, please sign with full corporate name by a duly authorized officer or officers and affix the corporate seal. Where stock is issued in the names of two (2) or more persons, all such persons must sign. PLEASE SIGN, DATE AND RETURN THIS PROXY NO LATER THAN AUGUST 23, 1998 TO JOSEPH J. PORFELI, CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE OFFICER AND PRESIDENT, REVIVE TECHNOLOGIES INCORPORATED, 230 EAST MAIN STREET, SUITE 200, CARNEGIE, PENNSYLVANIA 15106. RETURN ENVELOPES ARE PROVIDED FOR YOUR CONVENIENCE.

                                EXHIBITS 3 AND 4

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

         THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement") is made as of this 1st day of September 1998, by and between REVIVE Technologies Incorporated, a Delaware corporation ("Assignor"), and Software Acquisition Corporation, a Delaware corporation ("Assignee"), with respect to the following recitals:

         A. Assignor and Assignee are parties to an Agreement of Merger dated as of August 4, 1998 (the "Merger Agreement;" all capitalized terms used but not defined herein shall have the meanings assigned to them in the Merger Agreement).

         B. The Merger Agreement provides for the merger (the "Merger") of Assignor with and into Assignee, which Merger contemplates the conveyance, assignment, transfer and delivery to Assignee of, among other things the Applicable Contracts listed on Part 4.1.18(a) of the Target Disclosure Schedule (the "Agreements").

         C. Assignor desires to assign to Assignee all of its right, title and interest in and to each of the Agreements, and Assignee desires to accept the assignment of Assignor's interest in each Agreement, in return for assuming Assignor's obligations therein on the terms and subject to the conditions contained in the Merger Agreement.

         NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, and on the terms and subject to the conditions contained in the Merger Agreement, Assignor and Assignee hereby agree as follows:

         1. Assignor hereby assigns, transfers and conveys to Assignee all its right, title and interest in and to each of the Agreements, and Assignee hereby assumes all obligations and liabilities of Assignor (except to the extent otherwise provided in the Merger Agreement) under the terms and provisions of each of the Agreements, in each case arising on and after the date of this Agreement.

         2. This Agreement shall be deemed to constitute the assignments described in Section 7.1.4 of the Merger Agreement.

         3. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy and all of which, taken together, will be deemed to constitute one and the same agreement.


IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Agreement as of the day and year first written above.


REVIVE TECHNOLOGIES INCORPORATED                  SOFTWARE ACQUISITION
                                                  CORPORATION


By:         /S/                              By:          /S/
   -------------------------------               -------------------------------
         Joseph J. Porfeli                               Robert A. Blay
         Its:     Chairman of the Board,                 Its:   President
                  Chief Executive Officer
                  and President

                      CONSENT TO ASSIGNMENT OF NONCOMPETE,
              NONDISCLOSURE AND ASSIGNMENT OF INVENTIONS AGREEMENT

         The undersigned ("Employee") hereby executes this CONSENT TO ASSIGNMENT OF NONCOMPETE, NONDISCLOSURE AND ASSIGNMENT OF INVENTIONS AGREEMENT (this "Consent") as of this ___ day of __________, 1998.

         WHEREAS, REVIVE Technologies Incorporated, a Delaware corporation ("REVIVE"), and Employee are party to a noncompete, nondisclosure and assignment of inventions agreement (the "Noncompete Agreement");

         WHEREAS, as of August 4, 1998, Enterprise Software, Inc., a Delaware corporation, Software Acquisition Corporation, a Delaware corporation ("Software"), REVIVE and certain shareholders of REVIVE entered into an agreement of merger whereby REVIVE will be merged with and into Software (such transaction, the "Merger");

         WHEREAS, the Merger is scheduled to be consummated not later than September __, 1998 (such date of consummation, the "Effective Time");

         WHEREAS, in connection with the Merger, REVIVE and Software are entering into an Assignment and Assumption Agreement of even date herewith, by which REVIVE assigns to Software all right, title and interest in and to certain agreements including, without limitation, the Noncompete Agreement, and by which Software assumes the obligations of REVIVE under such agreements, including without limitation the Noncompete Agreement; and

         WHEREAS, pursuant to Section 6 of the Noncompete Agreement, REVIVE has the right to assign the Noncompete Agreement (such assignment, the "Assignment");

         NOW, THEREFORE, for good and valuable consideration, including without limitation Software's willingness to offer employment to Employee, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, Employee hereby acknowledges and consents to the Assignment as of the Effective Time and further acknowledges that such consent will relieve REVIVE from any and all further liability that Employee may have as of and subsequent to the Effective Time and that, from and following the Effective Date, the Noncompete Agreement shall remain in full force and effect pursuant to the terms thereof for the benefit of Software.


         IN WITNESS WHEREOF, the undersigned has executed and delivered this Consent as of the day and year first written above.

WITNESS:                                    EMPLOYEE:

------------------------------              ------------------------------
Name:                                        Name:

                  CONSENT TO ASSIGNMENT OF EMPLOYMENT AGREEMENT

         The undersigned ("Executive") hereby executes this CONSENT TO ASSIGNMENT OF EMPLOYMENT AGREEMENT (this "Consent") as of this ___ day of ____________, 1998.

         WHEREAS, REVIVE Technologies Incorporated, a Delaware corporation ("REVIVE"), and Executive are parties to an employment agreement dated as of _____________ (the "Employment Agreement");

         WHEREAS, as of August 4, 1998, Enterprise Software, Inc., a Delaware corporation, Software Acquisition Corporation, a Delaware corporation ("Software"), REVIVE and certain shareholders of REVIVE entered into an Agreement of Merger whereby REVIVE will be merged with and into Software (such transaction, the "Merger");

         WHEREAS, the Merger is scheduled to be consummated no later than September __, 1998 (such date of consummation, the "Effective Time");

         WHEREAS, in connection with the Merger, REVIVE and Software are entering into an Assignment and Assumption Agreement of even date herewith, by which REVIVE assigns to Software all right, title and interest in and to certain agreements including, without limitation, the Employment Agreement, and by which Software assumes the obligations of REVIVE under such agreements, including without limitation the Employment Agreement; and

         WHEREAS, REVIVE and Software desire to obtain Executive's consent to the assignment and assumption of the Employment Agreement (such assignment and assumption, the "Assignment and Assumption");

         NOW, THEREFORE, for good and valuable consideration, including without limitation Software's willingness to offer employment to Employee, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, Executive hereby acknowledges and consents to the Assignment and Assumption of the Employment Agreement as of the Effective Time and further acknowledges that such consent will (i) relieve REVIVE from any and all rights and obligations under the Employment Agreement subsequent to the Effective Time and (ii) bind Software and Executive to the terms of the Employment Agreement as of and subsequent to the Effective Time.

                  CONSENT TO ASSIGNMENT OF EMPLOYMENT AGREEMENT

         The undersigned ("Executive") hereby executes this CONSENT TO ASSIGNMENT OF EMPLOYMENT AGREEMENT (this "Consent") as of this ___ day of ____________, 1998.

         WHEREAS, REVIVE Technologies Incorporated, a Delaware corporation ("REVIVE"), and Executive are parties to an employment agreement dated as of _____________ (the "Employment Agreement");

         WHEREAS, as of August 4, 1998, Enterprise Software, Inc., a Delaware corporation, Software Acquisition Corporation, a Delaware corporation ("Software"), REVIVE and certain shareholders of REVIVE entered into an Agreement of Merger whereby REVIVE will be merged with and into Software (such transaction, the "Merger");

         WHEREAS, the Merger is scheduled to be consummated no later than September __, 1998 (such date of consummation, the "Effective Time");

         WHEREAS, in connection with the Merger, REVIVE and Software are entering into an Assignment and Assumption Agreement of even date herewith, by which REVIVE assigns to Software all right, title and interest in and to certain agreements including, without limitation, the Employment Agreement, and by which Software assumes the obligations of REVIVE under such agreements, including without limitation the Employment Agreement; and

         WHEREAS, REVIVE and Software desire to obtain Executive's consent to the assignment and assumption of the Employment Agreement (such assignment and assumption, the "Assignment and Assumption");

         NOW, THEREFORE, for good and valuable consideration, including without limitation Software's willingness to offer employment to Employee, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, Executive hereby acknowledges and consents to the Assignment and Assumption of the Employment Agreement as of the Effective Time and further acknowledges that such consent will (i) relieve REVIVE from any and all rights and obligations under the Employment Agreement subsequent to the Effective Time and (ii) bind Software and Executive to the terms of the Employment Agreement as of and subsequent to the Effective Time.


         IN WITNESS WHEREOF, the undersigned has executed and delivered this Consent as of the day and year first written above.

WITNESS:                                    EXECUTIVE:


------------------------------              ------------------------------
Name:                                       Name: